UNITED STATES

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FAIRMOUNT SANTROL HOLDINGS INC.

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FAIRMOUNT SANTROL HOLDINGS INC.

8834 MAYFIELD ROAD, CHESTERLAND, OHIO 44026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2017

Dear Stockholder:

You are cordially invited to attend this year’s Annual Meeting of Stockholders of Fairmount Santrol Holdings Inc. The meeting will be held at our headquarters located at 8834 Mayfield Road, Chesterland, Ohio 44026 on May 11, 2017, at 1:30 p.m., Eastern Time, for the following purposes:

1.	To elect Michael G. Fisch, Charles D. Fowler, Matthew F. LeBaron and Lawrence N. Schultz for a term expiring at the Annual Meeting of Stockholders in 2020,

2.	To approve, in a non-binding advisory capacity, the compensation of our named executive officers,

3.	To approve, in a non-binding advisory capacity, the frequency of future advisory votes on executive compensation,

4.	To approve the material terms of the performance goals under the Fairmount Santrol Holdings Inc. 2014 Long Term Incentive Plan, as amended,

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017, and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 17, 2017 are entitled to vote. This Notice and the Proxy Statement which accompanies this Notice contain important information about proxy voting and the business to be conducted at the Annual Meeting. We encourage you to read these documents carefully before voting. Whether or not you expect to attend in person, we encourage you to vote your shares as promptly as possible by telephone, online or by returning your completed proxy card to us. We hope that you are planning to attend the Annual Meeting in person, and we look forward to seeing you. Please turn to the back page of the Proxy Statement for directions to the Annual Meeting.

On behalf of the Directors and management, I would like to thank you for your continued support and confidence.

Sincerely yours,

JENNIFFER D. DECKARD President and Chief Executive Officer

April 6, 2017

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to be held on May 11, 2017.

This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our 2016 Annual Report, are available free of charge on our investor relations website. http://investors.fairmountsantrol.com/investor-relations/default.aspx

EXECUTIVE SUMMARY

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders scheduled to be held on May 11, 2017, and at any adjournments thereof. Only stockholders of record at the close of business on March 17, 2017 will be entitled to vote at the Annual Meeting. On March 17, 2017, 223,894,414 shares of common stock, par value $0.01 per share (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote. This Proxy Statement and the form of Proxy are being mailed to stockholders on or about April 6, 2017.

EXECUTIVE SUMMARY

This summary highlights information to be acted upon at the Annual Meeting. The following information is only a summary and does not contain all of the information you should consider. Please carefully read the entire Proxy Statement and our 2016 Annual Report on Form 10-K before voting.

2017 Annual Meeting of Stockholders

Date: Thursday, May 11, 2017 Time: 1:30 p.m., Eastern Time Record Date: March 17, 2017	Place:	Fairmount Santrol Holdings Inc. Corporate Headquarters 8834 Mayfield Road Chesterland, Ohio 44026

Voting: Your vote is important. Please vote today. Each share owned as of the record date is entitled to one vote for each Director nominee and one vote for each proposal.

Annual Report and Proxy Materials: Available free of charge on our investor relations website at: http://investors.fairmountsantrol.com/investor-relations/default.aspx

Annual Meeting Proposals and Board Voting Recommendations

Proposal		Board Recommendation
1.	Election of four Directors.	FOR
2.	Advisory vote to approve named executive officer compensation.	FOR
3.	Advisory vote to approve frequency of future votes on executive compensation.	EVERY YEAR
4.	Approval of the material terms of the performance goals under the Fairmount Santrol Holdings Inc. 2014 Long Term Incentive Plan, as amended.	FOR
5.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.	FOR

2016 Financial and Operating Highlights

Although our overall financial performance for 2016 compared unfavorably with 2015, we were pleased with the progress we made during the year and the results we experienced with the uptick in demand during the final quarters of the year. We believe management’s effective execution of our key strategic initiatives helped us manage through the downturn. As a result of these actions, we have enhanced our operational efficiency, reduced fixed costs and improved liquidity, our balance sheet is stronger, and we are moving forward in a stronger position.

In the second half of the year, we began to see early signs of improvement in oil and gas market fundamentals. A rebound in the price of oil helped drive increases in rig counts, which together with the continued rise in proppant intensity per well, helped to strengthen demand for proppant and begin the stabilization of pricing for certain types of proppant in certain regions. These market trends led to stronger performance for Fairmount Santrol in the latter part of the year as both our volumes and our pricing improved, and we reported overall better financial performance compared with the lows we saw early in the year.

EXECUTIVE SUMMARY (CONTINUED)

In 2016, our I&R Products segment shipped record volumes, posting overall growth of 9%, highlighted by our Glass and Building Products businesses, which combined to show strong double-digit volume growth. The segment’s results were fueled by broad-based demand from existing customers and the addition of new customers. These strong results demonstrate how our commitment to I&R customers has served us well throughout the recent downturn in oil and gas markets.

For the Company as a whole in 2016:

•	Total volumes were 8.9 million tons, up 5% compared to 2015

•	Total revenues were $535 million, down 35% compared to 2015

•	Net loss was $139.7 million compared to a net loss of $92.1 million in 2015

•	Adjusted EBITDA[1] loss was $4.9 million compared to Adjusted EBITDA of $138.1 million in 2015

•	Net Debt[2] was approximately $650 million as of December 31, 2016 compared to Net Debt of $1,050 million as of December 31, 2015

Directors

Name	Age	Director Since	Independent	Financial Expert	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee	Other Public Company Boards
William E. Conway	89	1978	✓	✓			Chair
Jenniffer D. Deckard	51	2013		✓				✓	1
Michael G. Fisch*	54	2015	✓	✓					1
Charles D. Fowler*	71	1984	✓	✓				Chair
Stephen J. Hadden	62	2015	✓	✓		✓
Michael C. Kearney	68	2015	✓	✓	✓				2
William P. Kelly	67	2005	✓	✓	✓	Chair
Matthew F. LeBaron (Chairman)*	46	2010	✓	✓		✓	✓	✓
Michael E. Sand	35	2010	✓	✓				✓	1
Lawrence N. Schultz*	68	2010	✓	✓	Chair		✓

*Director	Nominee

[1]	We define EBITDA as net income before interest expense, income tax expense, depreciation, depletion and amortization and Adjusted EBITDA as EBITDA before non-cash stock-based compensation and other adjustments. For the description of how EBITDA and Adjusted EBITDA are calculated, see Item 7, Management’s Discussion and Analysis, in our Annual Report on Form 10-K for the year ended December 31, 2016. For purposes of our annual bonus performance metrics, we use Adjusted EBITDA, which is referred to as “EBITDA” generally throughout this Proxy Statement for ease of reference.
[2]	We define Net Debt as long-term debt plus the current portion of long-term debt less cash and cash equivalents, as set forth in our Consolidated Balance Sheets in Item 8, Financial Statements and Supplementary Data, in our Annual Report on Form 10-K for the year ended December 31, 2016.

EXECUTIVE SUMMARY (CONTINUED)

Information about our Board and Committees

	Number of Members	Independence	Number of Meetings During 2016
Board of Directors	10	9 of 10	7
Audit Committee	3	100%	6
Compensation Committee	3	100%	5
Nominating and Governance Committee	3	100%	3

Each of our incumbent directors attended at least 75% of the 2016 meetings of the Board of Directors and each committee on which he or she served, except Mr. Fisch who attended approximately 70% of such meetings. In addtion, our Executive Committee exercises the power and authority of the Board in between Board meetings.

Sound Corporate Governance Practices

✓	Majority voting standard and director resignation policy for Directors in uncontested elections	✓	Executive sessions of independent Directors are held after each regular Board meeting
✓ ✓ ✓ ✓ ✓ ✓

Separate Board Chair and CEO

9 of 10 Directors are independent

All Board committees stipulated by the NYSE are comprised entirely of independent Directors

Robust Director nominee selection process

Risk oversight by full Board and committees

Annual Board and committee self-assessment evaluations

		✓ ✓ ✓	Directors have complete access to management Stringent restrictions on pledging and hedging of our Common Stock Significant Director and executive stock ownership guidelines

Executive Compensation Program

We manage our business with the long-term fundamental objective of creating and maximizing value for our stockholders. Our pay for performance philosophy supports this objective by rewarding performance.

Our Compensation Objectives. We design and manage our Company-wide compensation programs to align with our overall business strategy and to focus our employees on delivering sustained financial and operating results and long-term, superior stockholder returns. We believe it is important that our compensation programs:

•	Are competitive.

•	Maintain a performance and achievement-oriented culture.

•	Align the interests of our executives with those of our stockholders.

•	Encourage our employees to fulfill our mission model our core principles and live by our Company motto of “Do Good. Do Well.”

Our Compensation Mix. A significant percentage of the compensation opportunity of our executives is variable, at risk and tied to company performance, including stock price appreciation. For 2016, the principal compensation components for our CEO and for our other named executive officers comprised: (1) base salary; (2) annual cash incentive compensation; and (3) long-term equity-based incentive awards. We also provide limited perquisites and standard retirement and benefit plans. Each component is designed to be

EXECUTIVE SUMMARY (CONTINUED)

consistent with the Company’s compensation philosophy. The resulting mix illustrated below is the result of our pay philosophy and external market data and is not reflective of any desired outcome on the part of management or the Compensation Committee.*

*	Base salary, actual annual incentive and the grant date fair value of the annual long-term incentive award for 2016

Responsible Executive Compensation Practices

✓ ✓ ✓ ✓ ✓ ✓ ✓

Annual advisory vote on executive compensation

Independent Compensation Committee

Independent compensation consultant

Peer group benchmarking to median pay

Emphasis on performance-based pay

Responsibly administered incentive compensation programs

Balanced compensation structure

	✓	No unnecessary or excessive risk-taking in compensation policies and practices
	✓	No excessive perquisites
	✓	No repricing or replacing of underwater stock options without shareholder approval
	✓	Long standing commitment toward sustainability
	✓	Clawback policy

Recent Changes to our Compensation Program. The Compensation Committee, upon management’s recommendations, took steps during the year to further align our executive compensation practices with our key strategic initiatives and the long-term interests of our stockholders. Key compensation actions and general firm-wide decisions made in 2016 are highlighted below:

Key Strategic Initiative:	Compensation Action:
Reduce Spending	• No salary adjustments.
Manage Liquidity	• Partial bonus paid upon achievement of cash-on-hand metrics in 2016. • Adjusted Annual Incentive Plan metrics to include working capital as a percent of revenues for 2017.
Invest in the Future

•   Market-based compensation package for Executive Vice President and Chief Financial Officer who joined the Company in April 2016.

•   Awarded performance-based restricted stock units, or PRSUs, under the LTIP under which shares of Common Stock are earned based on the achievement of average return on invested capital measured against a peer group over a three-year performance period.

Follow Best Governance Practices	• Revised Peer Group. • Adopted Clawback Policy. • Adopted Director Ownership Guidelines.

Overall, we believe our executive compensation program continues to reflect financial performance and represents our stockholders’ interests in a responsible and reasonable manner. In 2016, our financial results were down reflecting the challenging operating environment. Those results, in turn, produced bonuses and cash compensation levels that were well below target levels. Further, salaries increased slightly, minimal changes were made to target bonus opportunities and target LTIP values reflected a lower stock price.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

Who is soliciting my Proxy with this Proxy Statement?

Our Board of Directors is soliciting your Proxy in connection with our Annual Meeting. The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, electronic means and personal interview. Also, we have retained Georgeson LLC as our proxy solicitor for a fee of $6,500 plus reimbursement of out of pocket expenses.

Where and when will the Annual Meeting be held?

This year’s Annual Meeting will be held on May 11, 2017, at the Company’s headquarters located at 8834 Mayfield Road, Chesterland, Ohio 44026. The Annual Meeting will begin at 1:30 p.m., Eastern Time.

What will be voted on at the Annual Meeting?

At this year’s Annual Meeting, you will vote:

1.	To elect Michael G. Fisch, Charles D. Fowler, Matthew F. LeBaron and Lawrence N. Schultz for a term expiring at the Annual Meeting of Stockholders in 2020,

2.	To approve, in a non-binding advisory capacity, the compensation of our named executive officers,

3.	To approve, in a non-binding advisory capacity, the frequency of future advisory votes on executive compensation,

4.	To approve the material terms of the performance goals under the Fairmount Santrol Holdings Inc. 2014 Long Term Incentive Plan, as amended,

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017 and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

What if I wish to attend the Annual Meeting?

Attendance at the Annual Meeting is limited to our stockholders and invited guests. If you hold shares in your name and you wish to attend the Annual Meeting, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares through a bank or broker (i.e., in “street name”) and you wish to attend the Annual Meeting, you also will need proof of ownership, such as a recent account statement or letter from your bank or broker, along with proper identification.

Even if you wish to attend the Annual Meeting, we urge you to cast your vote using the enclosed proxy card today. If you choose to vote in person at the Annual Meeting, it will revoke any previous Proxy submitted. If you hold your shares in street name and wish to vote in person at the Annual Meeting, you must provide a legal Proxy obtained from your bank or broker.

Please note that participants in the Fairmount Santrol Retirement Savings Plan, or 401(k) Plan, may not vote in person at the Annual Meeting, as only the Trustee of the 401(k) Plan is authorized to vote shares held by participants on their behalf. (Please see “If I am a participant in the 401(k) Plan, how do I vote?” below.)

Who is entitled to vote at the Annual Meeting?

The record date for this Annual Meeting is March 17, 2017. On that date, we had 223,894,414 shares of Common Stock outstanding. Each of these shares will be entitled to one vote at the Annual Meeting.

If I am a stockholder of record of Common Stock, how do I vote?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares and you may cast your vote in person at the Annual Meeting or by any one of the following ways:

By Telephone: You may call the toll-free number indicated on your proxy card. Follow the simple instructions and use the personalized control number specified on your proxy card to vote your shares. You will be able to confirm that your vote

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS (CONTINUED)

has been properly recorded. Your telephone vote authorizes the named Proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Online: You may visit the website indicated on your proxy card. Follow the simple instructions and use the personalized control number specified on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your online vote authorizes the named Proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

By Mail: You may mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of these proxy materials by mail, you will receive a voting instruction form.

If I am a participant in the 401(k) Plan, how do I vote?

If you are a participant in the 401(k) Plan, you have the right to instruct the Trustee of the 401(k) Plan, Fidelity Management Trust Company, to vote the shares allocated to your 401(k) Plan account. If no instructions are given or if your voting instructions are not received by the deadline shown on the enclosed voting instruction form, the Trustee is not authorized to vote the uninstructed shares.

What if I want to change my vote?

If you want to change your vote, you may revoke your Proxy by:

•	Submitting your vote at a later time online or by telephone;

•	Submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or

•	Attending the Annual Meeting and voting in person (if you do revoke your Proxy during the Annual Meeting, it will not, of course, affect any vote that has already been taken).

What if I submit a Proxy without giving specific voting instructions?

If you properly submit a Proxy without giving specific voting instructions, the individuals named as Proxies on the proxy card will vote your shares:

•	FOR the election of Michael G. Fisch, Charles D. Fowler, Matthew F. LeBaron and Lawrence N. Schultz for a term expiring at the Annual Meeting of Stockholders in 2020.

•	FOR the non-binding advisory vote to approve the compensation of our named executive officers.

•	FOR future non-binding advisory votes on executive compensation to occur EVERY YEAR.

•	FOR approval of the material terms of the performance goals under the Fairmount Santrol Holdings Inc. Long Term Incentive Plan, as amended.

•	FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017.

•	In accordance with the best judgment of the individuals named as Proxies on the proxy card on any other matters properly brought before the Annual Meeting.

Will my shares be voted if I do not provide my Proxy?

If you are a registered stockholder and do not submit a Proxy, you must attend the Annual Meeting in order to vote your shares.

If you hold shares in “street name”, your shares may be voted even if you do not provide voting instructions to your bank or broker. Banks and brokers have the authority under the rules of the New York Stock Exchange (“NYSE”) to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of the appointment of

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS (CONTINUED)

PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is considered a routine matter for which banks and brokers may vote without specific instructions from their customers. You must provide voting instructions to your bank or broker for your shares to be voted on all other matters presented at the Annual Meeting.

If you are a participant in the 401(k) Plan and do not instruct the Trustee to vote the shares allocated to your 401(k) Plan account, or if your voting instructions are not received by the deadline shown on the enclosed voting instruction form, the Trustee is not authorized to vote the uninstructed shares.

What should I do if I have questions?

If you have any questions or require any assistance with voting your shares of Common Stock, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, at info@amstock.com or (718) 921-8200.

VOTING RIGHTS

The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on March 17, 2017. On that date, the Company had 223,894,414 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

At the Annual Meeting, in accordance with the General Corporation Law of the State of Delaware and the Company’s Fourth Amended and Restated By-Laws (the “By-Laws”), the inspectors of election appointed by the Board for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by the General Corporation Law of the State of Delaware and the By-Laws, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by Proxy at the Annual Meeting, will constitute a quorum for such Annual Meeting. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal (generally referred to as a “broker non-vote”), such broker non-votes will count for purposes of determining a quorum. The shares represented at the Annual Meeting by Proxies which are marked “withheld” with respect to the election of Directors will be counted as shares present for the purpose of determining whether a quorum is present.

Under the rules of the NYSE, if you are the beneficial owner of shares held in street name and do not provide the bank, broker or other intermediary that holds your shares with specific voting instructions, that bank, broker or other intermediary may generally vote on routine matters but cannot vote on non-routine matters. Proposals One, Two, Three and Four are considered non-routine matters. Therefore, unless you instruct the bank, broker or other intermediary that holds your shares, no votes will be cast on your behalf for Proposals One, Two, Three and Four. It is important that you instruct the bank, broker or other intermediary to cast your vote if you want it to count on Proposals One, Two, Three and Four. Proposal Five is considered a routine matter and, therefore, your bank, broker or other intermediary may vote on your behalf with respect to Proposal Five.

Nominees for election as Directors who receive the greatest number of votes will be elected Directors. The General Corporation Law of the State of Delaware provides that stockholders cannot elect Directors by cumulative voting unless a company’s certificate of incorporation so provides. The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate”) does not provide for cumulative voting.

Our Corporate Governance Guidelines include a director resignation policy, which sets forth our procedures if a Director-nominee is elected, but receives more votes “withheld” from his or her election than votes “for” his or her election. In an uncontested election, the Board requires any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation promptly following the Annual Meeting at which he or she was elected. The Board shall nominate for election or re-election as a Director only those candidates who agree to tender their resignations in such circumstances. The Nominating and Governance Committee will act on an expedited basis to determine whether to accept a Director’s resignation tendered in accordance with the policy and will submit its recommendation to the Board for its prompt consideration. For the full details of our director resignation policy, which is part of our Corporate Governance Guidelines, please see our Corporate Governance Guidelines on our website at www.fairmountsantrol.com.

Pursuant to the By-Laws, proposals other than the election of Directors and matters brought before the Annual Meeting will be decided, unless otherwise provided by law or by the Certificate, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by Proxy at the Annual Meeting. In voting for other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the items on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

PROPOSAL ONE – ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

The authorized number of Directors of the Company presently is fixed at ten, with the Board divided into three Classes, each with three year terms. Currently, two Classes, Class I and Class II, have three Directors each.

Class III has four Directors, all of whom are up for election at this year’s Annual Meeting. The three-year term of office for Class III Directors will expire at the time of the Annual Meeting held in 2020. Each Director in Class III has agreed to be named in this Proxy Statement and to serve if elected. All Class III nominees are currently directors and include Michael G. Fisch, Charles D. Fowler, Matthew F. LeBaron and Lawrence N. Schultz.

The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as Directors of the four nominees unless the stockholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board. In no event will the accompanying Proxy be voted for more than four nominees or for persons other than those named below and any such substitute nominee for any of them.

In its role as the nominating body for the Board, the Nominating and Governance Committee reviews the credentials of potential Director candidates (including potential candidates recommended by stockholders), conducts interviews, and makes formal recommendations to the Board for the annual and any interim election of Directors. In making its recommendations, pursuant to the our Corporate Governance Guidelines, the Nominating and Governance Committee considers a variety of factors, including past Board committee and stockholder meeting attendance and performance; length of Board service; personal and professional integrity, including commitment to our core values; relevant experience, skills, qualifications and contributions that the existing Director brings to the Board; and independence under applicable standards. The Nominating and Governance Committee may also consider such other factors as it deems appropriate in the best interests of the Company and its stockholders. Set forth below are qualifications with respect to each member of the Board.

NOMINEES FOR DIRECTOR UP FOR ELECTION AT THIS YEAR’S ANNUAL MEETING

Michael G. Fisch Age: 54 Director Since: 2015	Board Committees: None Director Nominee in Class III (term expiring in 2020)

Mr. Fisch is the President and CEO of American Securities LLC, which he co-founded in 1994. He has also served on the Board of Directors of Metaldyne Performance Group Inc. (NYSE: MPG) since August 2014 and is the Chairman of MPG’s Nominating and Governance Committee. He is also a managing member, director and/or officer of numerous American Securities’ affiliates. Mr. Fisch is a Trustee of Princeton Theological Seminary where he is also Chairman of the Investment Committee; Vice Chairman of the Board of Human Rights Watch where he is also the Treasurer and Chairman of the Investment Committee; and member of the President’s Leadership Council of Dartmouth College. Mr. Fisch holds a B.A. degree from Dartmouth College and an M.B.A. from Stanford University’s Graduate School of Business, where he has been a Distinguished Guest Lecturer since 2006.

Skills & Qualifications

•    Business Head

•    Business Operations

•    Corporate Governance

•    Finance/Capital Allocation

•    Financial Services Industry

•    Investments

•    Risk Management

Mr. Fisch’s knowledge of general management, business operating best practices, and capital allocations makes him particularly well qualified to serve on our Board.

Other Public Company Boards:

Metaldyne Performance Group Inc.

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

Charles D. Fowler Age: 71 Director Since: 1984	Board Committees: Executive Committee (Chair) Director Nominee in Class III (term expiring in 2020)

Mr. Fowler has served as a Director since 1984 and is Chairman of the Executive Committee of the Board. Mr. Fowler and the Wedron Silica management team partnered with William E. Conway in 1984 to acquire Wedron Silica and ultimately merge it with Mr. Conway’s company, Best Sand, to create Fairmount Minerals (now Fairmount Santrol). Mr. Fowler served as President and Chief Executive Officer from 1996 until his retirement in 2013. He serves as Chairman of the Board of Trustees of Case Western Reserve University and is on the boards of directors of Flying Horse Farms, DDC Clinic and the Greater Cleveland Water Alliance. He received a B.S. from Purdue University and completed the Executive M.B.A. program at Case Western Reserve University.

Skills & Qualifications

•    Business Head

•    Business Operations

•    Corporate Governance

•    Extensive knowledge of the Company’s business and industry

Due to his experience as our former President and Chief Executive Officer, Mr. Fowler is particularly well qualified to serve on our Board. In addition, in such roles, he has proven that he is an effective leader. As one of the founders of the Company, Mr. Fowler brings to the Board an extensive understanding of the Company’s business. Mr. Fowler’s past and future service enables him to develop comprehensive knowledge of the various segments of our business and the critical internal and external challenges we face.

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

Matthew F. LeBaron Age: 46 Director Since: 2010	Chairman of the Board Board Committees: Compensation Committee Executive Committee Nominating and Governance Committee Director Nominee in Class III (term expiring in 2020)

Mr. LeBaron has served as Chairman of the Board since 2010. Mr. LeBaron is a co-founder of LeBaronBrown Industries, a private investment holding company focused on investing in industrial businesses. He was previously a Managing Director at American Securities, which he joined in 1999. Mr. LeBaron serves on the board of United Distribution Group, an American Securities portfolio company, and has previously served on the boards of numerous other private and public companies. Previously, Mr. LeBaron was a private equity investor at Bain Capital, Inc. and a consultant at The Boston Consulting Group. He received a B.A. from Amherst College and an M.B.A. from the Harvard Business School.

Skills & Qualifications

•    Business Head

•    Business Operations

•    Corporate Governance

•    Finance/Capital Allocation

•    Financial Services Industry

•    Investments

•    Risk Management

•    Strategic Planning

As an investor with over two decades of experience, Mr. LeBaron brings to our Board the knowledge of corporate finance, corporate governance, corporate transactions, organizational development and strategic planning. Due to this experience, he is particularly well qualified to serve on our Board.

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

Lawrence N. Schultz Age: 68 Director Since: 2010	Board Committees: Audit Committee (Chair) Nominating and Governance Committee Director Nominee in Class III (term expiring in 2020)

Mr. Schultz has been a member of the Board since 2010 and presently serves as Chair of the Board’s Audit Committee and as a member of its Nominating and Governance Committee. He served as an officer of Central National Bank of Cleveland, now a part of KeyBank N.A., while attending the M.B.A. and J.D. programs at Cleveland State University. He joined Calfee, Halter & Griswold, LLP in 1978 after receiving his J.D. degree from Cleveland State University, and served on Calfee’s executive and management committees. He served as principal outside counsel and Secretary to Agilysys, Inc. (NASDAQ: AGYS), its Board and its Board Committees from 1999 until his retirement in 2010 and presently serves on the advisory boards of L.D. Kichler Company and Austin Powder Holding Co., Inc. Mr. Schultz received his B.A. degree from Ohio Northern University in 1970. At the time of his retirement, he served on the boards and executive committees of University Circle Inc. and The Deaconess Foundation, including as Chair of their Audit Committees, and as Chair of the Board of The Gordon Square Arts District.

Skills & Qualifications

•    Legal Expertise

•    Corporate Governance

•    Strategic Planning

•    Corporate Transactions

•    Financial Expertise

Mr. Schultz’s board service, legal expertise and business management experience, as well as his demonstrated successful performance as a director, qualify him to serve on our Board.

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING

Jenniffer D. Deckard Age: 51 Director Since: 2013	Board Committees: Executive Committee Director Nominee in Class I (term expiring in 2018)

Ms. Deckard has served as President, Chief Executive Officer and Director of Fairmount Santrol since 2013. Previously, Ms. Deckard served as President from January 2011 until May 2013, Vice President of Finance and Chief Financial Officer from 1999 until 2011, Corporate Controller from 1996 to 1999 and Accounting Manager from 1994 until 1996. Ms. Deckard joined the Board of RPM International Inc. (NYSE: RPM) in 2015 and serves as a member of RPM’s Governance and Nominating Committee. In her local community, Ms. Deckard serves on the boards of The Cleveland Foundation, Edwin’s Foundation, The First Tee of Cleveland, The Industrial Minerals Association – North America, and The National Industrial Sand Association. She also serves on the Case Western Reserve University’s Weatherhead School of Management’s Visiting Committee and the Board of Directors for the Fairmount Santrol Foundation. Ms. Deckard received a B.S. from the University of Tulsa, her CPA certification from the State of Missouri, and a M.B.A. from Case Western Reserve University.

Skills & Qualifications

•    Business Head

•    Business Operations

•    Corporate Governance

•    Financial Expertise

•    Risk Management

•    Strategic Planning

Due to her experience as our President and Chief Executive Officer, Ms. Deckard is particularly qualified to serve on our Board. In addition, in her role as our Chief Executive Officer, she has proven that she is an effective leader. Ms. Deckard’s financial expertise and over 22 years with the Company provides our Board with intimate, working knowledge of our day-to-day business, plans, strategies and initiatives.

Other Public Company Boards:

RPM International Inc.

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

Michael C. Kearney Age: 68 Director Since: 2015	Board Committees: Audit Committee Director Nominee in Class I (term expiring in 2018)

Mr. Kearney has served as Supervisory Director of Core Laboratories N.V. (NYSE: CLB) since 2004, and has served as the chairman of its audit committee since that time and Lead Director since May 2016. Core Laboratories N.V., a Dutch company with global operations, is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services. Since November 2013, Mr. Kearney has also served on the Supervisory Board of Frank’s International N.V. (NYSE: FI), a Dutch company specializing in supplying engineered tubular services and products to the oil and gas industry on a global basis. After serving as Lead Director since May 2014 he was appointed Chairman of the Supervisory Board of Directors in January 2016. Mr. Kearney initially served as Chairman of the Audit Committee since November 2013 and a member of the Compensation Committee from August 2014 until May 2016. He currently remains a member of the Audit Committee. Mr. Kearney formerly served as President and Chief Executive Officer of DeepFlex Inc. from September 2009 until June 2013, a company which designs and manufactures composite subsea flexible pipe used in oil and gas production. Previously he served as an executive officer of two public oil service companies. Mr. Kearney has a Master of Science degree in Accountancy from the University of Houston and a Bachelor of Business Administration degree in Finance from Texas A&M University.

Skills & Qualifications

•    Oil and Gas Industry

•    International

•    Business Head

•    Business Operations

•    Corporate Governance

•    Strategic Planning

•    Finance/Capital Allocation

•    Financial Expertise

Mr. Kearney brings to our Board significant financial, accounting and operational expertise as a result of his work experience and educational training. Mr. Kearney is particularly well-qualified to serve as a Director on our Board because he brings senior management and corporate financial experience.

Other Public Company Boards:

Core Laboratories, N.V.

Frank’s International N.V.

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

William P. Kelly Age: 67 Director Since: 2005	Board Committees: Audit Committee Compensation Committee (Chair) Director Nominee in Class I (term expiring in 2018)

Mr. Kelly has been a member of the Board since 2005 and presently serves as Chair of the Board’s Compensation Committee and a member of the Audit Committee. He served as Chairman and CEO of Unifrax Corporation, a worldwide producer of industrial, inorganic fibers, from 1996 to 2006. Prior to forming Unifrax, he held various roles for The Carborundum Company including responsibility for all operations in Europe while living in Manchester, England. Mr. Kelly serves on the boards of Unifrax and Smart Source Computer Rentals. Mr. Kelly was a member of the Executive Council of American Securities, an unpaid, 21-member advisory committee, from 2010 through early 2017. He received a B.S. in Ceramic Engineering from Alfred University and an M.B.A. from Duquesne University and is a graduate of the Tuck Executive Program at Dartmouth.

Skills & Qualifications

•    Business Head

•    Business Operations

•    International Operations

•    Corporate Governance

•    Risk Management

•    Financial Expertise

•    Strategic Planning

Due to his experience as a chairman, chief executive officer and board member of Unifrax as well as board membership at several other private companies, he is particularly well qualified to serve on our Board.

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

William E. Conway Age: 89 Director Since: 1978	Chairman of the Board (emeritus) Board Committees: Nominating and Governance Committee (Chair) Director Nominee in Class II (term expiring in 2019)

Mr. Conway has served as Chairman of the Board (emeritus) since 2010. After he and other investors acquired Best Sand in 1978, Mr. Conway invested in Wedron Silica in 1984, along with Charles D. Fowler and the Wedron Silica management team. Best Sand and Wedron Silica then merged to form Fairmount Minerals, now known as Fairmount Santrol, in 1986. Mr. Conway served as Chairman of the Board and Chief Executive Officer of Best Sand from 1978 until 1984 and Fairmount Minerals from 1984 to 1996. From 1996 until 2010, he served as Chairman of the Board. Prior to entering the industrial minerals business in 1978, Mr. Conway held management positions with Pickands Mather & Co., Diamond Shamrock Corporation and Midland-Ross Corporation. Mr. Conway serves on the boards of directors of the Cleveland Clinic Foundation, University School and Cleveland Botanical Garden. Mr. Conway received a B.S. from Yale University and completed the Executive Program at the University of California, Berkeley.

Skills & Qualifications

•    Business Head

•    Business Operations

•    Corporate Governance

•    Risk Management

•    Strategic Planning

•    Extensive knowledge of the Company’s business and industry

Due to his experience as our former Chairman of the Board and Chief Executive Officer, Mr. Conway is particularly well qualified to serve on our Board. In addition, in such roles, he has proven that he is an effective leader. As one of the founders of the Company, Mr. Conway brings to the Board an extensive understanding of the Company’s business. Mr. Conway’s past and future service enables him to develop comprehensive knowledge of the various segments of our business and the critical internal and external challenges we face.

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

Stephen J. Hadden Age: 62 Director Since: 2015	Board Committees: Compensation Committee Director Nominee in Class II (term expiring in 2019)

Mr. Hadden has over 40 years of experience in the oil and gas industry, having served in various management roles for Texaco Inc., now Chevron Corporation, and more recently as Executive Vice President of Worldwide Exploration and Production for Devon Energy Corporation from 2004 until 2009. Mr. Hadden serves as a Senior Executive Advisor for Tennenbaum Capital Partners, LLC, a leading alternative investment management firm. He also serves as a director of Ulterra, a private company and leading provider of PDC Bits and Downhole Tools for oil and gas. Previously, Mr. Hadden was a director with Berry Petroleum Company from February 2011 until its merger with Linn Energy, LLC (NYSE: LINEQ), and served as a director of Linn Energy, LLC through 2017 with positions on its nominating, compensation, and audit committees. Mr. Hadden also served with the following entities: The Advisory Board of the Society of Petroleum Engineers, the Upstream Committee of the American Petroleum Institute, and the Western States Petroleum Association. He has a Bachelor of Science degree in Chemical Engineering from The Pennsylvania State University.

Skills & Qualifications

•    Oil and Gas Industry

•    Business Operations

•    Corporate Governance

•    Investments

•    Risk Management

•    Strategic Planning

Due to his significant experience in the oil and gas industry, including service on industry advisory boards, and his experience serving on public company boards and committees, Mr. Hadden is particularly well qualified to serve on our Board.

PROPOSAL ONE – ELECTION OF DIRECTORS (CONTINUED)

Michael E. Sand Age: 35 Director Since: 2010	Board Committees: Executive Committee Director Nominee in Class II (term expiring in 2019)

Mr. Sand joined American Securities in 2005 and currently serves as a Principal at the firm. Previously, Mr. Sand worked at Goldman Sachs, where he focused on mergers and acquisitions and strategic advisory assignments. He is a member of the Board of Directors of Ulterra Drilling Technologies, Blue Bird Corporation (NASDAQ: BLBD) and Global Tel*Link. He was previously a director of Delphi Midstream Partners. He received a B.S. from the University of Pennsylvania and a M.B.A. from Columbia University.

Skills & Qualifications

•     Business Operations

•     Finance/Capital Allocation

•     Financial Services Industry

•     Investments

•     Strategic Planning

•     Corporate Transactions

Mr. Sand’s knowledge of corporate finance, funds management, corporate transactions and strategic planning makes him particularly well qualified to serve on our Board.

Other Public Company Boards:

Blue Bird Corporation

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Executive Committee exercises the power and authority of the Board in the period between Board meetings. The functions of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are governed by charters that have been adopted by our Board. Our Board also has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities, and a Corporate Code of Business Conduct and Ethics that applies to our Directors, officers, and employees (the “Code of Ethics”).

The charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee, the Corporate Governance Guidelines and the Code of Ethics are available on our website at www.fairmountsantrol.com and in print to any stockholder who requests a copy. Requests for copies should be directed to Secretary, Fairmount Santrol Holdings Inc., 8834 Mayfield Road, Chesterland, Ohio 44026. We intend to disclose any amendments to the Code of Ethics, and any waiver of the Code of Ethics granted to any Director or executive officer, on our website. As of the date of this Proxy Statement, there have been no such waivers.

Board Independence

Our Corporate Governance Guidelines and the NYSE listing standards provide that at least a majority of the members of our Board must be independent (i.e., free of any material relationship with the Company, other than his or her relationship as a Director or Board committee member). A Director is not independent if he or she fails to satisfy the standards for independence under the NYSE listing standards, the rules of the Securities and Exchange Commission (the “SEC”), and any other applicable laws, rules and regulations.

During the Board’s annual review of Director independence, the Board considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and the Company. The Board of Directors also considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and our senior management.

In February 2017, the Board performed its annual Director independence review for the fiscal year ending December 31, 2017. As a result of this review, the Board determined that each of William E. Conway, Michael G. Fisch, Charles D. Fowler, Stephen J. Hadden, Michael C. Kearney, William P. Kelly, Matthew F. LeBaron, Michael E. Sand and Lawrence N. Schultz are independent pursuant to the applicable listing requirements of the NYSE and SEC rules and that all members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are independent. As of May 24, 2016 the three-year period expired for purposes of determining independence of former chief executive officers under the NYSE listing standards, and, as a result, Mr. Fowler is now classified as independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines. Jenniffer D. Deckard is not considered to be independent because of her position as our President and Chief Executive Officer.

As part of this review, our Board considered common private and charitable board memberships among our executive officers and Directors. Our Board does not believe that any of these common board memberships impairs the independence of the Directors.

Audit Committee

The Audit Committee is designed to assist the Board in fulfilling its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function and independent auditor, and producing the Audit Committee Report. The specific functions and responsibilities of our Audit Committee are set forth in the Audit Committee Charter which is available on the Company’s website.

Our Board has determined that each member of the Audit Committee is financially literate and satisfies the current independence standards of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has also determined that each of Messrs. Schultz, Kearney and Kelly qualifies as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K of the Exchange Act. Each of Messrs. Schultz, Kearney and Kelly also satisfies the NYSE accounting and financial management expertise requirements.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

Compensation Committee

The Compensation Committee assists our Board in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and the Compensation Committee Report. The Compensation Committee administers the Company’s equity compensation and incentive compensation plans. The Compensation Committee reviews and determines the salary and bonus compensation of the CEO, as well as reviews and recommends to our Board for its approval the compensation of our other executive officers. The Compensation Committee may delegate is authority to a subcommittee or subcommittees. Each member of the Compensation Committee is independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines.

Our CEO, together with the Compensation Committee, plans to review assessments of executive compensation practices at least annually against our defined comparative framework. Our CEO also makes recommendations to the Compensation Committee with the intent of keeping our executive officer pay practices aligned with our intended pay philosophy. The Compensation Committee must approve any recommended changes before they can be made.

The Compensation Committee has the sole authority to: (i) retain and terminate compensation advisers, including compensation and benefits consultants, independent legal counsel or other related advisers; (ii) to assess any potential conflicts of interest and the independence of any such adviser prior to engagement, and (iii) approve the related fees and other retention terms of any such adviser.

Before selecting any compensation and benefits consultant, independent legal counsel or other adviser, the Compensation Committee takes into account all factors relevant to that adviser’s independence from management, including the following six factors:

•	the provision of other services to the Company by the adviser’s employer;

•	the amount of fees received from the Company by the adviser’s employer, as a percentage of total revenues of the employer;

•	the policies and procedures of the adviser’s employer that are designed to prevent conflicts of interest;

•	any business or personal relationship of the adviser with a member of the Compensation Committee;

•	any Common Stock of the Company owned by the adviser; and

•	any business or personal relationship of the adviser or the adviser’s employer with an executive officer of the Company.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for all matters relating to our corporate governance. These responsibilities include the development and recommendation to the Board of a set of corporate governance principles, selection, qualification and nomination of the members of our Board and nominees to our Board, and administration of our Board’s evaluation process. Each of the members of the Nominating and Governance Committee is independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines.

In identifying and considering possible candidates for election as a Director, the Nominating and Governance Committee reviews the credentials of potential Director candidates (including potential candidates recommended by stockholders), conducts interviews, and makes formal recommendations to the Board for the annual and any interim election of Directors. In making its recommendations, pursuant to the Corporate Governance Guidelines, the Nominating and Governance Committee considers a variety of factors, including past Board committee and stockholder meeting attendance and performance; length of Board service; personal and professional integrity, including commitment to the Company’s core values; relevant experience, skills, qualifications and contributions that the existing Director brings to the Board; and independence under applicable standards. The Nominating and Governance Committee may also consider such other factors as it deems appropriate in the best interests of the Company and its stockholders.

The Nominating and Governance Committee and the Board consider a diverse group of experiences, characteristics, attributes, and skills, including diversity in gender, ethnicity, race, cultural background, and age, in determining whether an individual is qualified to serve as a Director of the Company. The Board does not maintain a formal policy regarding diversity. However, the Nominating and Governance Committee and the Board also consider the composition of the Board as a whole in evaluating whether a particular individual should serve on the Board, as the Board seeks to comprise itself of members which, collectively, possess a range of relevant skills, experience, and expertise.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

The Nominating and Governance Committee will consider potential candidates recommended by stockholders, current Directors, our officers, employees, retained search firms and others. The Nominating and Governance Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for Director nominations may be submitted to the Secretary of the Company at 8834 Mayfield Road, Chesterland, Ohio 44026, and they will be forwarded to the Nominating and Governance Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Nominating and Governance Committee to evaluate the qualifications and experience of the potential candidates. Recommendations should include, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a Director if elected;

•	a written agreement of the proposed nominee(s) to comply with the provisions of the Company’s majority voting policy;

•	the name and record address of the stockholder who is submitting the notice; and

•	the number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity.

Stockholders who desire to nominate a proposed nominee for Director at an annual meeting must also comply with the requirements set forth in our By-Laws concerning such nominations.

Committee Membership

Set forth below is the current membership of each of the committees of our Board, with the number of meetings held during the fiscal year ended December 31, 2016 in parentheses:

Executive Committee(3)	Audit Committee(6)	Compensation Committee(5)	Nominating and Governance Committee(3)
Charles D. Fowler (Chairman)	Lawrence N. Schultz (Chairman)	William P. Kelly (Chairman)	William E. Conway (Chairman)
Matthew F. LeBaron	Michael C. Kearney	Stephen J. Hadden	Lawrence N. Schultz
Michael E. Sand	William P. Kelly	Matthew F. LeBaron	Matthew F. LeBaron
Jenniffer D. Deckard

Board Meetings

Our Board held seven meetings during the fiscal year ended December 31, 2016. No Director, during the fiscal year ended December 31, 2016, attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period that the Director served and (ii) the total number of meetings held by committees of the Board on which the Director served, during the period that the Director served, except for Mr. Fisch who attended approximately 70% of such meetings.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Independent Directors Meetings

Each of the Directors, other than Jenniffer D. Deckard, is a non-management Director. Each of the non-management Directors, except Charles D. Fowler, was independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines during fiscal 2016. As of May 24, 2016, which is the date that the three-year period expired for purposes of determining independence of former chief executive officers under the NYSE listing standards, Mr. Fowler is classified as independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines. The Company’s independent Directors meet in executive session at each regularly scheduled Board meeting with Matthew F. LeBaron, our Board Chairman, presiding over the meetings.

Structure of the Board of Directors

Our Board has no policy with respect to the separation of the offices of Chairman and CEO. As set forth in our Corporate Governance Guidelines, our Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue each time it elects a new CEO. Currently, Jenniffer D. Deckard serves as our CEO, and Matthew F. LeBaron serves as our Board Chairman.

Role in Risk Oversight

Risk is inherent in any business and our executive officers are responsible for the day-to-day management of risks that we face. Our Board, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

Each committee of the Board assists the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee is designed to assist the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cybersecurity and compliance with legal and regulatory requirements. The Compensation Committee is designed to assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, including overseeing our compensation-related risk assessment described further below in this Proxy Statement. The Nominating and Governance Committee is designed to assist our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization of our Board and its membership and structure, succession planning for Directors and executive officers, and corporate governance, including the annual monitoring of corporate governance issues, administering regular self-evaluations of the Board and its committees, and reviewing potential conflicts of interest. Each of these committees’ reports back to the full Board regarding activities and matters discussed and reviewed at the committee’s meetings.

Succession Planning

The Company actively engages in succession planning in order to assure that it has sufficient depth and breadth of executive talent.

Communications with the Board of Directors

Stockholders and other persons may communicate with our Board, any committee of our Board, the Chairman of the Board or any other Director in particular. Written communications must be submitted in an envelope marked “Stockholder Communication with Directors” c/o Secretary, Fairmount Santrol Holdings Inc., 8834 Mayfield Road, Chesterland, Ohio 44026.

All communications received in accordance with these procedures will be reviewed initially by our General Counsel, who will relay all such communications (or a summary thereof) to the appropriate Director or Directors unless he determines that such communication:

•	does not comply with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; or

•	does not fall within the scope of matters generally considered by the Board.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

In the alternative to the procedures outlined above, any stockholder or interested party may report any suspected misconduct confidentially through our compliance hotline. Information regarding our compliance hotline is available on our website, www.fairmountsantrol.com.

Attendance at Annual Meetings of Stockholders

Directors are encouraged to attend the Annual Meeting.

Compensation-Related Risk Assessment

The Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements affecting executive officers and employees. Our compensation programs reward outstanding performance, and do not encourage excessive risk taking on the part of our executive officers and employees. After considering the Company’s compensation program as a whole and receiving the input of the Compensation Committee, we have concluded that risks arising from our compensation policies and practices applicable to our employees are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, we considered, among other things, the general performance-based philosophy of our compensation program, the material consistency of our compensation structure throughout all key employee levels of the Company, the balance of long and short term components of compensation, and the Company’s risk profile generally.

•	We utilize a balanced approach to compensation, which combines fixed and variable, short-term and long-term, and cash and equity.

•	We have diversified incentive compensation measurements with performance goals focused on the achievement of both financial and operational strategic objectives intended to maximize long-term stockholder value.

•	We re-designed our incentive compensation plans to eliminate steep payout cliffs on RSUs that might encourage short-term business decisions that are inconsistent with our long-term business strategy.

•	Performance incentives are not completely based on arithmetic formulas, but incorporate the exercise of negative discretion and judgment.

•	We grant equity awards annually with appropriate vesting periods that encourage consistent behavior and reward long-term, sustained performance.

•	Our equity plans include a “double-trigger” acceleration provision with respect to vesting in connection with a change in control.

•	We have meaningful stock ownership guidelines for our Directors and executive officers.

•	We regularly benchmark our current compensation practices, policies and pay levels against peer companies and have a pay philosophy that targets median market compensation.

•	We have stringent restrictions on the hedging and pledging of our securities by executives and other employees.

•	We have a clawback policy allowing us to “clawback” incentive compensation earned by executives and key employees.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis, or CD&A, we describe our executive compensation framework, including our philosophy, objectives and design, our compensation setting process, our executive compensation program components, and the decisions made in 2016 with respect to the compensation of each of our named executive officers. The following disclosure also gives context for the data we present in the compensation tables below and the narratives that accompany the compensation tables.

The following individuals are our named executive officers for 2016, as that term is defined by the SEC.

Name	Title
Jenniffer D. Deckard	President and Chief Executive Officer
Michael F. Biehl	Executive Vice President and Chief Financial Officer
Mark E. Barrus	Served as our interim Chief Financial Officer until April 2016
Gerald L. Clancey	Executive Vice President and Chief Commercial Officer
George W. Magaud	Executive Vice President and Chief Strategy and Innovation Officer
Brian J. Richardson	Executive Vice President and Chief People Officer

Executive Summary

Business Highlights

Our Business

For nearly 40 years, we have been a pioneer in the development of sand-based solutions for industrial markets. We have become one of the world’s largest suppliers of sand-based proppant used by oil and gas Exploration & Production (E&P) companies to enhance productivity. Our operations are organized into two segments based on the primary end markets we serve: (i) Proppant Solutions and (ii) Industrial and Recreational (I&R) Products. Our Proppant Solutions segment provides one of the broadest product ranges available in the market today, including high quality sand and a variety of sand-based coated proppants for use in hydraulic fracturing operations throughout the U.S. and Canada, Argentina, Mexico, China, northern Europe and the United Arab Emirates. Our I&R Products segment provides raw, coated, and custom blended sands to the foundry, building products, glass, turf and landscape and filtration industries primarily in North America. Our Proppant Solutions and I&R Products businesses are effective complements to each other — in terms of both products and market dynamics. The product mixture between the two is complementary and allows us to better leverage our asset base and increase operational efficiencies. In 2016, our Proppant Solutions business comprised 78% of total company volumes and our I&R business comprised 28% of total company volumes. We manage our business with the long-term fundamental objective of creating and maximizing value for our stockholders. For more information about our business, please see our Annual Report on Form 10-K filed with the SEC on March 9, 2017.

2016 Performance

In 2016, Fairmount Santrol continued to navigate one of the most severe downturns in the oil and gas markets in our history. The primary market we serve through our Proppant Solutions segment remained volatile as oil prices and average rig counts rapidly declined to their lowest levels in decades during the first half of the year. At the onset of the downturn, we established key strategic initiatives to help us navigate through the challenges and to position the Company to benefit from an eventual recovery. Using a phased approach, we enhanced efficiencies, reduced spending, and managed liquidity while continuing to make selective investments to strengthen our long-term key differentiators and value creators. In the first half of 2016, we continued projects we began in the previous year to enhance efficiencies throughout our organization and better align our cost structure with market conditions by consolidating our operations into a more cost-effective footprint, reducing spending across all cost categories, leveraging our terminal network and unit train capabilities and renegotiating railcar leases and purchase commitments. During the second half of 2016, we improved liquidity and strengthened our balance sheet by completing equity offerings and reducing debt. In light of the continued challenging economic environment, our results show that we made significant progress on our key strategic initiatives during the year.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Highlights of our key strategic initiatives and progress include:

•	Enhancing efficiency: We took actions across the Company to improve efficiencies. For example, improving the processing layout at our plants resulted in lower sand moisture and drying costs. Further, adding 3.5 million tons of capacity at our Wedron, Illinois, mine enabled us to consolidate our operations into this low-cost facility. Low-cost relates to operating costs as well as total delivered cost delivered into core oil and gas basins.

•	Reducing spending: In addition to savings from efficiency initiatives, we focused on reducing spending across all categories. For example, we renegotiated our railcar contracts, which included canceling $49 million in purchase commitments and deferring $136 million in purchases, originally planned for 2017 and 2018, into 2020 and 2021. If additional railcars are needed earlier, we can accelerate these purchases or we can extend expiring leases, which provides us with a more efficient cost structure and increased flexibility.

As a result of our total combined efficiency and cost reduction initiatives, we reduced both our production costs and overall SG&A expenses by approximately 40% from their 2014 peak, and we continually strive to make our business more competitive and efficient.

•	Managing liquidity: Our enhanced efficiency and reduced spending initiatives helped support our near-term performance, and, as importantly, they put us in position to take significant actions needed to strengthen our liquidity and improve our overall balance sheet. In the second half of 2016, we successfully executed two primary equity offerings that raised $439 million in net proceeds.

These funds enabled us to reduce our term debt levels by over $380 million. This reduction in debt is expected to generate savings of approximately $10 million in cash interest payments in 2017 and eliminated all significant term debt maturities prior to 2019.

In the second half of the year, we began to see early signs of improvement in oil and gas market fundamentals. A rebound in the price of oil helped drive increases in rig counts, which together with the continued rise in proppant intensity per well, helped to strengthen demand for proppant and begin the stabilization of pricing for certain types of proppant in certain regions. These market trends led to strong growth for our Proppant Solutions business in the second half of 2016, with volumes up 28% over the first half of the year, bringing us to total 2016 volumes that compared positively to both 2015 and overall 2016 proppant markets.

In 2016, our I&R Products segment shipped record volumes, posting overall growth of 9%, highlighted by our Glass and Building Products businesses, which combined to show strong double-digit volume growth. The segment’s volume growth was fueled by broad-based demand from existing customers and the addition of new customers. In addition, the I&R segment out performed prior-year profit levels, driven primarily by overall volume growth and the impact of increased value-added product sales. We expect that the strategic investments we made in 2016 in new Foundry and Building Products offerings should help the overall I&R Products business build upon this positive momentum in 2017. These strong results demonstrate how our commitment to I&R customers has served us well throughout the recent downturn in oil and gas markets.

For the Company as a whole in 2016:

•	Total volumes were 8.9 million tons, up 5% compared to 2015

•	Total revenues were $535 million, down 35% compared to 2015

•	Net loss was $139.7 million compared to a net loss of $92.1 million in 2015

•	Adjusted EBITDA[3] loss was $4.9 million compared to Adjusted EBITDA of $138.1 million in 2015

•	Net Debt[4] was approximately $650 million as of December 31, 2016 compared to Net Debt of $1,050 million as of December 31, 2015

[3]	We define EBITDA as net income before interest expense, income tax expense, depreciation, depletion and amortization and Adjusted EBITDA as EBITDA before non-cash stock-based compensation and other adjustments. For the description of how EBITDA and Adjusted EBITDA are calculated, see Item 7, Management’s Discussion and Analysis, in our Annual Report on Form 10-K for the year ended December 31, 2016. For purposes of our annual bonus performance metrics, we use Adjusted EBITDA, which is referred to as “EBITDA” generally throughout this Proxy Statement for ease of reference.
[4]	We define Net Debt as long-term debt plus the current portion of long-term debt less cash and cash equivalents, as set forth in our Consolidated Balance Sheets in Item 8, Financial Statements and Supplementary Data, in our Annual Report on Form 10-K for the year ended December 31, 2016.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Although our overall financial performance for 2016 compared unfavorably with 2015, we were pleased with the progress we made during the year and the results we experienced with the uptick in demand in our Proppant Solutions business during the second half of the year. We believe management’s effective execution of our key strategic initiatives helped us manage through the downturn. As a result of these actions, our balance sheet is stronger, we have enhanced our operational efficiency and financial flexibility, and we are moving forward in a stronger position.

2016 Executive Compensation Highlights

Our pay for performance philosophy supports our long-term fundamental objective of creating and maximizing value for our stockholders by rewarding performance. We designed our executive compensation program based on this pay for performance philosophy around the objectives to attract, motivate and retain executive talent by rewarding performance aligned with stockholder interests.

Our Compensation Committee evaluated compensation for 2016 with an eye toward balancing retention of key executive officers with our pay for performance principles and anticipated costs to the Company. As such, 2016 target total direct compensation consists of base salary, annual incentive bonus, and long-term incentive compensation in the form of stock options and both service- and performance-based RSUs. The Compensation Committee believes this combination of elements of compensation is the appropriate mix to motivate future performance, drive Company results and retain executive officers. Our named executive officers’ annual bonuses were based on the achievement of a combination of specified earnings before interest, taxes, depreciation and amortization before non-cash stock-based compensation and certain other adjustments (“EBITDA”), sustainable development and cash-on-hand/short-term debt maturity goals, which, in our view for 2016, best served the long-term interests of our stockholders. In 2016, we adjusted our annual incentive metrics for payment of bonuses to include 40% of each executive’s bonus opportunity to cash on hand to recognize the importance of managing liquidity effectively in light of the operating environment we faced and reward improvements to our balance sheet. Of the total targeted annual incentive compensation, the remaining 60% of each executive’s bonus opportunity tied to results for EBITDA and sustainable development goals. In order for any named executive officer to receive any bonus payment as a result the achievement of sustainable development goals, annual EBITDA results needed to exceed a specific threshold.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The Compensation Committee, upon management’s recommendations, took steps during the year to further align our executive compensation practices with the key strategic initiatives and the long-term interests of our stockholders to manage through the downturn as well as to position the Company for the future. To achieve these goals, the Compensation Committee took the following actions with respect to our executive officers’ compensation in 2016:

Strategic Initiatives:	2016 Compensation Action:	Results:
Reduce Spending	•No Salary Adjustments.

•Made no upward adjustments to the named executive officers’ salaries in 2016 as a countermeasure to address the difficult economic conditions we faced in 2015 and consistent with Company-wide efforts to reduce spending.

Manage Liquidity	•Annual Incentive Awards Paid Upon Achievement of Cash-on-Hand Metrics in 2016. •Annual Incentive Plan Metrics to Include Working Capital as a Percent of Revenues for 2017.

•Awarded annual incentives directly linked to progress achieved toward our major strategic objective to manage liquidity as measured by cash-on-hand/short-term debt maturity payment results. Our 2016 EBITDA results did not meet the targeted level, resulting in no bonus payments tied to the accomplishment of either EBITDA or sustainable development. However, 40% of the total targeted annual incentive compensation was tied to cash-on-hand/short-term debt maturity payment results. Our cash-on-hand/short-term debt maturity payment objectives were exceeded, resulting in payment of 40% of each named executive officer’s target bonus opportunity.

•Added Working Capital as a Percent of Revenues as a Short Term Incentive Plan metric for payment of annual incentives, in addition to EBITDA and sustainable development goals, for our 2017 program.

Invest in the Future

•Market-based compensation package for Executive Vice President and CFO who joined the Company in April 2016.

•Awarded PRSUs based on the achievement of average return on invested capital measured against our peer group.

•In connection with his service as our CFO, provided Mr. Biehl with a compensation package consistent with our pay philosophy that targets the 50th percentile for base salary and 50th-75th percentile for annual bonus opportunities, at target, and annual equity incentive awards as measured against CFOs in our peer group.

•Awarded PRSUs under which shares of Common Stock are earned based on the achievement of average return on invested capital measured against our peer group over a three-year performance period.

Follow Best Governance Practices	•Revised Peer Group. •Adopted Clawback Policy. •Implemented Director Ownership Guidelines.

•Approved changes to the Company’s peer group considering the criteria used by proxy advisory firms and significant changes to certain peer group companies since last year, including pending bankruptcies and significant changes in revenues.

•Adopted a clawback policy to promote the Company’s commitment to sound corporate governance.

•Each Applicable Director is required to own shares of Common Stock equal in value to the lesser of $375,000 or five times the annual Board cash retainer.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Overall, we believe our executive compensation program continues to reflect financial performance and represents shareholders’ interests in a responsible and reasonable manner. In 2016, financial results were down reflecting the challenging operating environment. Those results, in turn, produced bonuses and cash compensation levels that were well below target levels. Further, salaries weren’t increased, minimal changes were made to target bonus opportunities and target LTIP values reflected a lower stock price.

Compensation Framework

Our executive compensation program is focused on promoting overall performance and maximizing long-term stockholder value. We expect our executive team to possess and demonstrate strong leadership and management capabilities in line with our mission and core principles. To reward and retain our leaders, including our named executive officers, we have designed a total compensation approach that rewards both short-term and long-term success, based on value creation and sustainable corporate growth for our stockholders. Overall, our executive compensation program is structured to align the financial interests of our executive officers and our stockholders by encouraging and rewarding our executive officers for performance that achieves or exceeds significant financial and operational performance goals and by holding them accountable for results. The Compensation Committee and management regularly review those programs to make sure they are meeting the business challenges to achieving our growth and value creation goals.

Philosophy

We are focused on our mission to exceed all expectations while fulfilling our economic, social, and environmental responsibilities. We rely on these core principles to unite us in our vision of sustainability: ethics, safety, leadership, total quality, environmental stewardship, empowerment, personal excellence, celebration/fun, continuous improvement, health and wellness, teamwork/shared ownership and social responsibility.

We need a highly talented team of executives who believe in our mission and principles. In structuring our executive compensation packages, our Board and our Compensation Committee consider how each component of compensation promotes retention, motivates executive performance and furthers our mission. We believe that to attract and retain high quality senior executives, we must provide them with a competitive level of compensation that rewards their outstanding contributions and commitment. We also believe that performance- and equity-based compensation play a significant role in aligning the interests of management with the long-term interests of our stockholders.

To ensure our executive compensation is an effective tool to attract, motivate and retain executive talent, our Board defined the Company’s philosophy with respect to our named executive officers’ pay position to be relative to executives with similar positions at companies within our compensation peer group. The Compensation Committee and management determined an appropriate pay philosophy for the Company:

•	Salaries should approximate the 50th percentile;

•	Annual bonus opportunities, at target, should fall within the 50th to 75th percentile range; and

•	Target long-term incentive awards, such as stock option, RSUs and PRSUs, should fall within the 50th to 75th percentile range.

Our Compensation Committee reaffirmed this philosophy in connection with its annual executive compensation program review in 2016. We target the general industry’s 50th and 75th percentile range based on findings that show target pay in the oil & gas industry appears to be greater than that for a general industrial company similar to our size. Accordingly, our pay philosophy positions us near the oil and gas industry’s median.

Currently, the target compensation levels for our named executive officers, except our CEO, approximates market median. Almost all of our named executive officers receive salaries within 15% of market median. Target bonus multiples are generally in the market’s top quartile, positioning our target cash compensation in the market’s second quartile (between the 50th and 75th percentiles). Target long-term equity incentive values approximate medians, positioning target direct pay slightly above market. Currently, the target compensation for our CEO is below the targeted pay position. As a result, the Compensation Committee may consider approaches to bring the compensation of our CEO in line with our philosophy in a responsible and reasonable timeframe and manner.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Objectives

Our compensation programs for our named executive officers are built to support the following objectives:

•	attract, retain and motivate highly qualified executives to deliver the highest level of results;

•	reward high levels of achievement based performance on indicators that promote value creation and sustainable corporate growth with commensurate levels of compensation;

•	build stock ownership and align the interests of our executives with those of our stockholders through equity-based incentives; and

•	encourage our executives to fulfill our mission, model our core principles and live by our company motto of “Do good. Do well.”

Design

Our executive compensation program has three main components: (1) base salary; (2) annual cash incentive compensation; and (3) long-term incentive awards. Each component is designed to be consistent with the Company’s compensation philosophy.

Compensation Component	Key Characteristics	Described Beginning on:
Base Salary	Fixed Compensation	Page 35
Annual Bonus	Variable, performance-based compensation	Page 35
Equity Compensation: Stock Options RSUs PRSUs	Variable, performance-based compensation Fixed compensation tied to continued service Variable, performance-based compensation	Page 38
Employee Benefits	Various	Page 41
Executive Perquisites	Various	Page 41

To align pay with the interests of our stockholders, we strive to create competitive compensation packages that cultivate long-term value creation without taking unnecessary risks. We believe that a combination of both short-term and long-term compensation creates an optimal pay-for-performance environment. We motivate and reward our executive officers for successfully executing our mission and for achieving annual strategic targets. The compensation program for our executives has been designed to emphasize variable pay over fixed pay and to reward long-term achievement.

We support our objectives through an executive compensation program that includes a mix of fixed and at-risk compensation, which is intended to motivate our executives to exceed our goals and reward them in a manner that is commensurate with their levels of achievement. Our short-term incentive plan is designed around clear, concise, effective and measurable performance indicators that we believe are directly linked to value creation and sustainable corporate growth. In addition, our executive compensation program includes a significant equity-based component. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the achievement of our long-term strategic and financial objectives, and to align our executive officers with the long-term interests of our stockholders. In 2016, we granted equity awards with performance- and service-based vesting conditions where the commencement of vesting is deferred until a date some years in the future. In September 2015, the Compensation Committee restructured our long-term incentive program so that equity awards granted in 2016 included PRSUs in addition to stock options and time-vested RSUs to help drive Company performance, to focus the leadership team on ensuring the long-term viability of the Company and provide an incentive to outperform the performance peer group over the three-year performance cycle. The PRSUs are measured and earned on three years of performance, cliff vest after the end of the performance period, based on the level of achievement, and are payable in unrestricted stock after completion of the performance period. The performance measure is a calculation of return on invested capital against our performance peer group.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Overview of Executive Compensation Practices.

Our compensation programs, practices and policies are reviewed and evaluated on an ongoing basis. We modify our compensation programs to address evolving best practices and changing regulatory requirements. We list below some of the more significant best practices we have adopted and the practices we have avoided, which we believe promote responsible pay and governance principles and alignment with shareholder interests.

	What We Do		What We Don’t Do
☑	Performance-Based Pay. We emphasize pay for performance. For 2016, 55% of the principal compensation components for our named executive officers were tied to performance.	☒	No Repricing or Replacing of Underwater Stock Options. We do not permit the repricing or replacing of underwater stock options without stockholder approval.
☑	Independent Compensation Committee. Each member of the Compensation Committee meets the independence requirements under SEC rules and NYSE listing standards.	☒	No Hedging. Directors, executives and other employees are prohibited from engaging in hedging transactions with respect to our securities.
☑	Independent Compensation Consultant. The Compensation Committee uses an independent compensation consultant, who provided no other services to our Company during 2016.	☒	No Margin Purchases; Pledging Strongly Discouraged. Directors, executives and other insiders are prohibited from purchasing our Common Stock on margin. Borrowing against our Common Stock held in a margin account or pledging our Common Stock as collateral for a loan is strongly discouraged, is subject to various limitations, and requires pre-clearance from our General Counsel.
☑	Balanced Compensation Structure. We utilize a balanced approach to compensation, which combines fixed and variable, short-term and long-term, and cash and equity, which includes a mix of performance and service-based equity awards.	☒	No Speculative Trading. Directors and executives may not engage in short sales of our securities and transactions in put options, call options or other derivative securities of our Common Stock.
☑	Significant Stock Ownership. Our Directors and executives and have significant stock ownership requirements.	☒	No Excessive Perquisites. Consistent with our culture, we provide only limited perquisites to our executives.
☑	Responsibly Administered Incentive Compensation Programs. We have diversified incentive compensation goals and eliminated steep payout cliffs from our RSUs and stock options. Vesting periods for annual equity awards encourage consistent behavior and reward long-term, sustained performance.	☒	No Excessive Risk-Taking. The Compensation Committee conducted a risk assessment and concluded that our compensation policies do not encourage excessive or unnecessary risk-taking.
☑	Clawback Policy. Our clawback policy allows us to “clawback” incentive compensation earned by our executives and key employees.

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing all aspects of our executive compensation programs, including executive salaries, payouts under our annual bonus plan, the size and structure of equity awards, and any executive perquisites. The Compensation Committee is solely responsible for annually reviewing and determining the compensation of our CEO, and reviews and approves compensation of other executive officers.

The Compensation Committee Charter requires the Compensation Committee to oversee the Company’s compensation programs and, in consultation with the CEO, develop and recommend to the Board an appropriate compensation and benefits philosophy and strategy for the Company. The Compensation Committee Charter is available on our website at www.fairmountsantrol.com.

Historically, since we were a privately held company our Compensation Committee and our Board had approved executive compensation matters. In 2014, in connection with our initial public offering, for example, the Board adjusted our named

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

executive officers’ salaries, established their 2014 annual bonus opportunities and granted equity awards to them. Since then, the Compensation Committee’s role has been to oversee our executive compensation arrangements, while the Board’s role generally involves reviewing and approving certain recommendations made by the Compensation Committee.

Role of Management in Determining Compensation

In setting compensation for 2016, our CEO and members of our human resources group, worked closely with the Compensation Consultant and the Compensation Committee. These members of management often attended meetings of the Compensation Committee to provide an analysis of market compensation data. In addition, our General Counsel typically attends meetings of the Compensation Committee to present information, record minutes and answer applicable questions. Our CEO made recommendations to the Compensation Committee regarding compensation and annual bonus goals for our executive officers (other than themselves) because of their daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation package.

Comparative Framework

The Compensation Committee utilizes a peer group for pay and performance benchmarking to evaluate whether executive officer pay levels are aligned with Company performance on a relative basis. The Compensation Committee has identified (i) a compensation peer group for executive officer pay benchmarking, which we refer to as our compensation peer group, and (ii) a performance peer group for payment of long-term incentive performance-based awards, which we refer to as our performance peer group. The Compensation Committee primarily identifies public companies that are of comparable size or scale (based on revenue, market capitalization, total assets, enterprise value and number of employees) and operating in the oil and gas field services or basic materials industries. The identity of the companies included in both of our peer groups is adjusted from time to time to reflect the impact of mergers, acquisitions, or other significant events to ensure the reference companies continue to meet the established criteria for comparison.

Compensation Peer Group

We initially selected a compensation peer group in 2014 as part of our transition from a privately held company to a publicly held company. The Compensation Committee retained Pay Governance LLC, an independent compensation consulting firm, to conduct a compensation benchmark study. Pay Governance LLC reviewed and evaluated our compensation packages for our key officers as compared to the levels of compensation being offered by companies that operate businesses similar to that of the Company. Pay Governance LLC reviewed both published survey and peer group proxy statement data to determine competitive pay levels for the executives for the following elements of compensation: base salary, bonuses (including actual and target annual bonuses, but excluding bonus payments to executives for one-time, non performance-based awards), long-term incentive opportunity, actual total direct compensation (the sum of base salary, actual annual bonuses and long-term incentive opportunity) and target total direct compensation (the sum of base salary, target annual bonuses and long-term incentive opportunity).

In 2015, the Compensation Committee approved a revised compensation peer group, with input from management and Pay Governance LLC, to better align with the above criteria. The following compensation peer group focuses on companies operating in the oil and gas field services or basic materials industries with revenue of 0.5x to 2.0x our 2014 revenue of $1.4 billion based on the latest available full-year financial data for the Company and prospective peer group companies. Each member is also a publicly traded reporting company.

Basic Energy Services, Inc.	Granite Construction Incorporated	Oil States International, Inc.
C&J Energy Services, Inc.	Headwaters Incorporated	RPC, Inc.
CARBO Ceramics Inc.	Helix Energy Solutions Group, Inc.	TETRA Technologies, Inc.
Compass Minerals International, Inc.	Key Energy Services, Inc.	Tronox Limited
Dril-Quip, Inc.	Martin Marietta Materials, Inc.	U.S. Concrete, Inc.
Eagle Materials Inc.	Minerals Technologies Inc.	U.S. Silica Holdings, Inc.
Forum Energy Technologies, Inc.	Newpark Resources, Inc.	Seventy Seven Energy Inc.

To reflect changes in our capital structure and make adjustments resulting from the continuing turbulent economic environment, the Compensation Committee, based on the recommendation of management and Pay Governance LLC, updated the

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

compensation peer group used for executive pay benchmarking. Effective January 2017, after considering the criteria used by proxy advisory firms and significant changes to certain peer group companies since last year, including pending bankruptcies and significant changes in revenues, the Compensation Committee updated the peer group by removing Tronox Limited, Granite Construction, Martin Marietta Materials and C&J Energy Services Inc. and adding Summit Materials and Pioneer Energy Services.

Performance Peer Group

In 2016, the Compensation Committee with input from management and Pay Governance LLC approved a broader performance peer group against which to measure our LTIP performance. Our performance peer group is comprised of certain peer companies included in our compensation peer group plus additional companies that are primarily engaged in the oil and gas field services or basic materials industries. Based on input from Pay Governance LLC and management, the Compensation Committee reviewed and selected additional peer group companies for inclusion in our performance peer group that are comparable to us. We believe a larger performance peer group eliminates some of the outliers in terms of extreme positive or negative performance. In 2016, the companies in the performance peer group consisted of:

Archrock Partners, L.P.	Forum Energy Technologies, Inc.*	Rowan Companies plc
Archrock, Inc.	Gulf Island Fabrication, Inc.	RPC, Inc.*
Atwood Oceanics, Inc.	Helix Energy Solutions Group, Inc.*	SAExploration Holdings, Inc.
Basic Energy Services, Inc.*	Helmerich & Payne, Inc.	Seventy Seven Energy Inc.
CARBO Ceramics Inc.*	Hercules Offshore, Inc.	Steel Excel Inc.
Compass Minerals International, Inc.*	Hi-Crush Partners LP	Summit Materials, Inc.
CSI Compressco LP	Independence Contract Drilling, Inc.	Superior Drilling Products, Inc.
C&J Energy Services, Inc.	Key Energy Services, Inc.*	Superior Energy Services, Inc.
Dawson Geophysical Company	Martin Marietta Materials, Inc.*	Tesco Corporation
Diamond Offshore Drilling, Inc.	Natural Gas Services Group, Inc.	TETRA Technologies, Inc.
Dril-Quip, Inc.	Oceaneering International, Inc.	U.S. Silica Holdings, Inc.
Eco-Stim Energy Solutions, Inc.	Oil States International, Inc.	Unit Corporation
Enservco Corporation	Parker Drilling Company	USA Compression Partners, LP
Exterran Corporation	Patterson-UTI Energy, Inc.	Vulcan Materials Company
FMC Technologies, Inc.	Pioneer Energy Services Corp.
Forbes Energy Services Ltd.	Profire Energy, Inc.

*	Also included in our compensation peer group.

Effective January 2017, after considering the criteria used by proxy advisory firms and significant changes to certain peer group companies since last year, including pending bankruptcies, the Compensation Committee updated the peer group by removing C&J Energy Services, Inc., FMC Technologies, Inc., Hercules Offshore, Inc., and Seventy Seven Energy Inc.

Elements of Compensation

Our named executive officer compensation program for fiscal 2016 included three main elements:

•	Base salary;

•	Annual performance-based cash incentives; and

•	Long-term equity-based compensation in the form of stock options and service-and performance-based RSUs.

Pay Mix

We use these particular elements of compensation because we believe that they provide a balanced mix of fixed compensation and at-risk compensation that produces short-term and long-term performance incentives and rewards. With this balanced portfolio, we provide the executive with a base salary while motivating the executive to focus on the business metrics that will produce a high level of performance and provide the executive with additional compensation through short- and long-term incentives.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Total Direct Compensation

The target compensation of our named executive officers is based on principles of our executive compensation program with rewards for performance. We have three elements of total direct compensation: base salary, annual incentives and long-term incentives, which are described below. We also provide standard health and retirement plans and limited perquisites. The resulting mix illustrated below is the result of our pay philosophy and external market data and is not reflective of any desired outcome on the part of management or the Compensation Committee.*

*	Base salary, targeted annual incentive and the grant date fair value of the annual long-term incentive award for 2016

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Elements of Our Named Executive Officer Compensation Program

The table below describes the elements of total direct compensation and the link to our executive compensation objectives.

Compensation Component	Key Characteristics	Purpose
Base Salary	Fixed compensation, reviewed and adjusted annually, if and when appropriate	Compensate named executive officers fairly for the responsibility level of the position held
Annual Bonus	Variable, performance-based compensation	Motivate and reward named executive officers for achieving annual business objectives over which they have some degree of influence and control
Equity Compensation: Stock Options, RSUs and PRSUs	Variable, performance- and service-based compensation, awarded under the Long Term Incentive Plan	Retain executives through the vesting period, reward executives for achieving performance objectives, facilitate shared ownership among the executives, and align interests of our executives with those of our stockholders
Health and Retirement Plans	Fixed compensation	Intended to attract and retain qualified executive officers and to provide benefits that promote employee health and support employees in attaining financial security; generally, the benefits provided to our named executive officers are the same as for our other employees
Perks and other Personal Benefits	Fixed compensation	Intended to be relatively modest in nature and to provide a business-related benefit to the Company, and to assist in attracting and retaining executive officers

Base Salary

We pay annual base salaries to provide a fixed base of cash compensation to our named executive officers for their services to us during the year. The Compensation Committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. Base salary is further influenced by internal pay equity and market benchmarks and trends.

The Compensation Committee reviews base salaries for our executive officers at least annually and may adjust them from time to time. Adjustments to salaries may be made taking into consideration the specific roles and responsibilities and individual performance of our named executive officers on a day-to-day basis during the year as well as market pay levels and trends around merit increases. We have gradually increased base salaries for certain of our executive officers with the goal of bringing salaries closer to the median of the companies listed in our compensation peer group over time. As a countermeasure to address the difficult economic conditions we faced in 2016, management recommended, and the Compensation Committee determined to make, no upward adjustments to the named executive officers’ salaries in 2016.

In connection with his service as Executive Vice President and CFO, Mr. Biehl receives an annual base salary of $440,000 in line with market median of CFOs in our compensation peer group.

Effective January 1, 2017, the Compensation Committee approved base salary increases in line with our pay philosophy and broad market trends as follows: 11% for Ms. Deckard, 7% for Mr. Clancey, 5% for Mr. Richardson, and 3% for Messrs. Biehl and Magaud.

Annual Bonus

Overview

The goal of our annual bonus program is to incentivize our employees and executives to achieve certain performance objectives. Our Compensation Committee works with our CEO to establish a target bonus for each of our named executive officers. Our Compensation Committee establishes the target bonus level for our CEO. The amount of that target bonus actually paid to each named executive officer in any given year is dependent upon the extent to which we achieve the performance objectives established under the annual bonus program for that year.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

We hold our named executive officers accountable for our performance and for executing key strategic initiatives by tying a major portion of their compensation to the achievement of annual and multi-year performance objectives. This accountability includes setting what we believe to be “stretch” goals. The achievement of these goals requires exceptional performance, especially when the external environment changes. This tight connection between financial performance and compensation contemplates that in years like this past year, when the targets are not fully achieved, our named executive officers do not receive their total targeted cash compensation including their goal-targeted incentives. When performance meets or exceeds the goals that drive shareholder value however, our compensation philosophy rewards our named executive officers accordingly.

2016 Annual Bonus Targets

The target for annual bonuses established by our Compensation Committee for our named executive officers with respect to 2016 performance for Ms. Deckard and Messrs. Biehl and Clancey was 100% of base salary, for Messrs. Richardson and Magaud was 75% of base salary and for Mr. Barrus was 45% of base salary. The target for Mr. Clancey’s annual bonus increased from 75% to 100% to recognize the additional scope of his role since he assumed primary responsibility in early-2016 for additional function areas of Engineering and Quality.

2016 Annual Bonus Metrics

For 2016, our named executive officers’ annual bonuses were based on the achievement of specified EBITDA, sustainable development and cash on hand metrics. In our view, the combination of these elements best represented the long-term interests of our stockholders. The relative weighting of these performance metrics is established by the Compensation Committee after reviewing recommendations from the management team, and, for 2016, was as follows:

EBITDA

We believe the use of EBITDA as a performance metric helps to improve stockholder value because it focuses our management on profitability. Before the beginning of each year, the Board works with our management team to establish our budget for the next year. As part of the budget approval process, our Board approves the threshold level of EBITDA that will result in any payment with respect to the EBITDA performance metric as well as the performance percentage applicable to varying levels of EBITDA performance above and below that threshold level for the upcoming year. At the end of each year the Compensation Committee works with management to approve their determination of the performance percentage achieved based on our actual EBITDA performance as compared to the established metrics. The named executive officers must generally be employed on the last day of the applicable year in order to receive payment.

In 2016, our target goal for EBITDA was approximately $85 million with a threshold level set at approximately $65 million. This level of achievement was not met, and as a result, none of the named executive officers earned the EBITDA component of their annual bonus.

Of the total targeted annual incentive compensation, 60% of each executive’s bonus opportunity tied to results for EBITDA and sustainable development goals. In order for any named executive officer to receive any bonus payment as a result the achievement of sustainable development goals, annual EBITDA results has to exceed a specific threshold. Our 2016 EBITDA results did not meet the threshold level, resulting in no bonus payments tied to the accomplishment of either EBITDA or sustainable development.

Cash on Hand

In response to the continuing downturn in the primary market we serve and to further our key strategic initiative to manage liquidity, we revised one of our annual incentive metrics for 2016. For 2015, our named executive officers’ annual bonuses were

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

based on the achievement of specified EBITDA, sustainable development and Net Debt goals. For 2016, our named executive officers’ annual bonuses were based on the achievement of specified EBITDA, sustainable development and cash on hand goals. Our plan continued to focus on key corporate objectives but also included cash on hand to cover short-term debt maturities to recognize our need to manage liquidity during a challenging economic environment.

In 2016, our target goal for cash on hand was an amount of cash required to cover our 2017 debt maturities. The achievement of cash on hand goal was capped at 100% of this objective.

Our cash-on-hand results were met resulting in payment of 40% of each named executive officer’s target bonus opportunity.

Sustainable Development

The remaining balance of the annual bonuses for our named executive officers was tied to the achievement of thirteen Company-wide sustainable development goals. We believe that our sustainable development goals improve both stockholder value as well as relations with our other stakeholders, such as our employees, business partners and the communities in which we do business. Our dedication to the safety and wellness of our employees and our communities as well as to our environmental stewardship is reflected by the fact that a portion of our named executive officers’ annual bonuses are tied to company-wide sustainable development goals.

Sustainable development objectives are set at the beginning of the year by each of our thirteen sustainable development teams and approved by the Sustainable Development Advisory Committee. Following the end of the year, each of those teams calculates the percentage of their sustainable development objective that was achieved during the year and submits that analysis to our Sustainable Development Advisory Committee, which reviews and analyzes performance against each goal. Once the performance percentages have been reviewed and approved, all thirteen team performance percentages are averaged to calculate the total sustainable development performance percentage. For 2016, each of the thirteen sustainable development performance percentages were capped at 110% of objective, with a floor of 0% of each objective, as is the overall sustainable development performance percentage. The overall sustainable development performance percentage is then presented to and approved by the Compensation Committee. The achievement levels were measured across all thirteen goals and 20% of each named executive officer’s annual bonus was based on the average level of achievement among the goals contingent upon the Company meeting a certain EBITDA threshold of approximately $65 million. The following table lists our sustainable development teams. The average level of achievement for goals established across the thirteen teams was 99% of the target amount of the sustainable development component of our annual bonus.

Sustainable Development Teams
Best Practices	Empower U	Social Responsibility
Business Innovation	Health and Wellness	Sustainable Mobility
Clean Water	QUEST for Eco-Efficiency	Sustainable Value Chain
Communications and Appreciative Inquiry	Recover, Recycle, Reuse
Environmentally Responsible Products and Processes	Safety

The achievement of the sustainable development goal was capped at 100% of this objective. In addition, payment of the sustainable development component was contingent on the EBITDA threshold of approximately $65 million, which was not met.

2016 Annual Bonus Payment

Our named executive officers were paid only the portion of the annual bonus opportunity attributable to cash on hand, which was as follows:

Named Executive Officer	Target Bonus Opportunity(1)	Total Bonus Earned
Jenniffer D. Deckard	100%	180,000
Michael F. Biehl	100%	176,000
Mark E. Barrus	45%	47,024
Gerald L. Clancey	100%	132,000
George W. Magaud	75%	91,500
Brian J. Richardson	75%	86,998

(1)	Level of achievement of cash-on-hand component was met which translated into our named executive officers earning 40% of the target bonus opportunity.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2017 Annual Bonus Metrics

For the 2017 annual bonus year, the Compensation Committee replaced the performance measure involving the Company’s cash-on-hand performance measure, consistent with the liquidity goals for management, to working capital as a percent of revenues consistent with both the financial and operational goals for management. The weighting of the performance measures in 2017 will be 60% EBITDA, 20% working capital as a percent of revenues and 20% sustainable development goals.

Equity Compensation

We use equity incentive awards available under the Long Term Incentive Plan to retain executives and other key employees and achieve the following additional goals:

•	to reward past performance;

•	to incentivize future performance (both short-term and long-term);

•	to align executives’ long-term interest with that of the stockholders;

•	to enhance our longer-term performance and profitability; and

•	to facilitate share ownership for our executives.

Our current intention is to achieve these goals by making annual awards to our executive officers and other key employees, using a combination of stock options and stock settled service- and performance-based RSUs.

In 2016, the recommended form of grants that struck a balance between all three elements and were comprised of the following based on target grant value:

Stock Options

Stock option awards are intended to retain and reward executives for stock performance and achievement of specified performance goals. Stock options are granted with an exercise price of no less than the fair market value of our Common Stock as of the date of grant and have a ten-year term. The options granted before March 1, 2016 fully vest on the fifth anniversary of the grant date, but one-third of the option may accelerate in vesting each year of the period if annual/cumulative performance goals are met, based on EBITDA targets. If the performance goals are not met, then the options will fully vest at the end of the five-year period as long as the executive is an employee of the Company or has retired (i.e. voluntary termination upon attaining age 55 and providing at least 10 years of service). Due to the introduction of PRSUs (as described below), the stock options granted after March 1, 2016 will not include performance goals that result in accelerated vesting and will vest ratably over three years.

RSUs

Awards of RSUs also help us in retaining and rewarding our named executive officers. Each RSU entitles the holder to receive one share of our Common Stock upon the unit’s vesting. The RSUs granted before March 1, 2016 will fully vest on the sixth anniversary of the grant date. If certain cumulative EBITDA targets are achieved by year four or year five, then the RSUs will accelerate and fully vest upon such achievement. Due to the introduction of PRSUs (as described below), the RSUs granted after March 1, 2016 will not include performance goals that result in accelerated vesting and will vest ratably over four years as long as the executive is an employee of the Company or has retired (i.e. voluntary termination upon attaining age 55 and providing at least 10 years of service).

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

PRSUs

In 2015, the Compensation Committee determined that it would add PRSUs to the mix of equity awards granted in 2016. The PRSUs are measured and earned on three years of performance, cliff vest after the end of the performance period, vest based on the level of achievement, and are payable in unrestricted stock after completion of the performance period. Each vested PRSU will entitle the grantee to receive one share of our Common Stock.

In selecting performance measures for the performance share units, the Compensation Committee determined, in consultation with Pay Governance, that the LTIP should provide rewards for successful, profitable growth over a three-year time horizon and that the best way to measure our success was through relative performance versus an expanded peer group of similarly situated organizations, or our performance peer group. For PRSUs granted in 2016, the payouts will be based on average return on invested capital (ROIC). ROIC is determined by dividing our annual operating income by our invested capital. All relative performance measures are determined by using published financial information in each peer company’s annual report that reflects results during the performance period. PRSU awards are leveraged with payouts of 0%, 100%, and 200% at threshold, target, and maximum, respectively. Threshold payouts are earned for 25th percentile performance, target at 50th percentile performance, and maximum at 75th percentile performance or greater (when compared to the performance of our peer group), and amounts are pro-rated between 25% and 200% payouts based on pro-rated performance. Straight line interpolation will be used to determine results if actual performance falls between specified percentiles. Further, if average ROIC does not achieve at least 25th percentile performance, no awards will be earned.

In 2016, the Compensation Committee chose to use ROIC as the performance metric for PRSU payout – a key metric that aligns with our commitment to stockholders to improve both capital spending and working capital management, ensuring that we continue to improve the efficiency of our asset base.

Timing of Equity Grants

Pursuant to a policy adopted by the Compensation Committee in 2015, the effective grant date for annual grants of equity-based awards to existing officers, employees and consultants will be made on March 1st of each year. Grants of equity-based awards to new hires or for promotions, retention or purposes other than annual or other broad-based Company-wide grants shall be approved at regularly scheduled meetings of the Compensation Committee, which are typically set at least nine months in advance. The grant date of new-hire, promotion or other awards shall be (i) the date the award is approved by the Compensation Committee or (ii), to the extent an award has been granted pursuant to the authority delegated to the CEO, the 10th day of the month following the month during which the recipient’s employment, promotion or recognition commenced, as applicable. All stock option awards to named executive officers are granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. The Compensation Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

Executive Change in Control Severance Plan

The Compensation Committee adopted and approved an Executive Change in Control Severance Plan, effective as of January 1, 2016 (which we refer to as the “CIC Plan”), as part of its ongoing review of our executive compensation program and to continue aligning our compensation program with market practices for a publicly held corporation. Executives selected by the Compensation Committee will be eligible to participate in the CIC Plan. The Compensation Committee adopted the CIC Plan to reflect market practice, create consistency across our compensation arrangements and formalize a severance policy for a group of our executives. Generally, the CIC Plan provides that a participant would receive a severance payment equal to two times (or three times in the case of Ms. Deckard) his or her base salary and annual bonus target plus a prorated annual bonus based on target level achievement if the Company (or its successor) terminates his or her employment without cause, or he or she terminates employment for good reason, within a two-year period following a change in control of the Company. The material terms of the CIC Plan are provided in the section titled “Other Potential Post-Employment Compensation” below.

Stock Ownership Guidelines for Executive Officers and Directors

We adopted stock ownership guidelines for our executive officers in September 2015. Under the stock ownership guidelines, certain executive officers are required to maintain the following minimum equity stakes:

•	for our CEO and President, Common Stock equivalent to six times annual base salary;

•	for our Executive Vice Presidents and those other executive officers who are subject to the requirements of Section 16 of the Exchange Act, Common Stock equivalent to two times annual base salary.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Participants may satisfy their ownership guidelines with Common Stock in the following categories, to the extent applicable:

•	Shares owned directly;

•	Shares owned in the Company’s 401(k) program;

•	Shares owned indirectly (e.g., by a spouse or a trust); and

•	Time-based restricted stock, restricted stock units or phantom stock.

Unexercised options and unearned performance shares are not counted toward meeting the guidelines.

Executives are expected to achieve targets within five years of the later of the date of the adoption of the stock ownership guidelines for executives or the date of assuming their positions. Each of our executive officers met the stock ownership guidelines as of December 31, 2016, or is within the grace period provided by the stock ownership guidelines to achieve compliance, as follows:

Name	Threshold as a Multiple of Base Salary	Actual Stock Ownership as a Multiple of Base Salary*
Jenniffer D. Deckard	6x	97x
Michael F. Biehl	2x	3x
Gerald L. Clancey	2x	130x
George W. Magaud	2x	2x
Brian J. Richardson	2x	3x

*	Based on 3-month Average Closing Price September 30, 2016-December 31, 2016 of $9.24

In May 2016, the Board established a minimum share ownership requirement to ensure that the interests of our Directors are aligned with the interests of our stockholders. Unaffiliated non-employee Directors (“Applicable Directors”), are expected to achieve targets within five years of the later of the date of the adoption of the stock ownership guidelines for Directors or the date of assuming their position. Each Applicable Director is required to own shares of Common Stock equal in value to the lesser of $375,000 or five times the annual Board cash retainer. Each of our unaffiliated non-employee Directors met the stock ownership guidelines as of December 31, 2016, or is within the grace period provided by the stock ownership guidelines to achieve compliance, as follows:

Director	Threshold - Lesser of $375,000 or 5x Cash Component of Directors’ Fee	Actual Stock Ownership as a Multiple of Cash Component of Directors’ Fees*
Charles D. Fowler	$362,500	1,419x
Matthew F. LeBaron	$375,000	—
William E. Conway	$362,500	93x
William P. Kelly	$362,500	5x
Lawrence N. Schultz	$375,000	6x
Stephen J. Hadden	$312,500	5x
Michael C. Kearney	$312,500	5x

*	Based on 3-month Average Closing Price September 30, 2016-December 31, 2016 of $9.24

Clawback Policy

We adopted a clawback policy in 2016 that applies in the event we are required to prepare an accounting restatement under certain circumstances. Our clawback policy looks back over three years, and applies to all incentive compensation, including equity, and covers current and former officers and certain other key employees. The clawback policy requires repayment of the excess amount paid (i.e., what actually was received over that which should have been received given the restatement, as determined by the Board), and provides for Board or Compensation Committee discretion with respect to the cost and method of seeking recovery based on the facts and circumstances of any restatement.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Other Benefits

Our named executive officers participate in various employee benefit plans that are generally available to all employees and on the same terms and conditions as with respect to other similarly situated employees. These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, short and long term disability insurance and matching gifts for charitable contributions. While these benefits are considered to be an important and appropriate employment benefit for all employees, they are not considered to be a material component of a named executive officer’s annual compensation program. Because the named executive officers receive these benefits on the same basis as other employees, these benefits are not established or determined by the Compensation Committee separately for each named executive officer as part of the named executive officer’s annual compensation package.

Executive Perquisites

We provide minimal perquisites to our named executive officers. Details regarding these perquisites and the value of all such benefits provided during 2016 are available in the notes to the column of the Summary Compensation Table entitled “All Other Compensation.”

Retirement Plans

We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code (the “Code”) where employees, including our named executive officers, are allowed to contribute portions of their base compensation and bonus payments to a tax-qualified retirement account. In 2016, we also maintained a defined contribution profit sharing plan for the benefit of all of our employees as well as a separate retirement restoration plan, which provides employees with non-qualified deferred compensation benefits that restore benefits that are reduced under our 401(k) Plan due to limitations imposed under the Code. See “Additional Narrative Disclosure –Retirement Benefits” for more information.

Tax Considerations

In the course of fulfilling its responsibilities, the Compensation Committee routinely reviews the impact of Section 162(m) of the Code, which disallows a tax deduction for certain compensation paid in excess of $1,000,000 to the CEO and the next three highest paid executive officers of the Company, excluding the CFO. The regulations under Section 162(m), however, except from this $1,000,000 limit various forms of compensation, including “performance-based” compensation. Although the Compensation Committee considers the impact of Section 162(m) when administering the Company’s compensation programs, the Compensation Committee does not make decisions regarding executive compensation solely based on the expected tax treatment of such compensation.

In order to maintain flexibility in designing compensation programs that retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with stockholders, the Compensation Committee may deem it appropriate at times to forgo Section 162(m) qualified awards in favor of awards that may not be fully tax-deductible. See “Proposal Four” for more information.

Anti-Hedging and Anti-Pledging Policy

We prohibit our Directors, executive officers and other insiders from hedging their ownership of our Common Stock, including trading in options, puts, calls, or other derivative instruments related to our Common Stock or debt. Directors, executive officers and other insiders are prohibited from purchasing our Common Stock on margin. Borrowing against our Common Stock held in a margin account or pledging our Common Stock as collateral for a loan is strongly discouraged, is subject to various limitations, and requires pre-clearance from our General Counsel. This policy helps to assure that our named executive officers and other senior officers remain subject to the risks, as well as the rewards, of stock ownership.

REPORT OF THE COMPENSATION COMMITTEE

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management and legal counsel. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive Proxy Statement prepared in connection with its 2017 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

William P. Kelly, Chairman

Stephen J. Hadden

Matthew F. LeBaron

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE

Summary Compensation Table

The following table sets forth compensation information for our named executive officers.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Jenniffer D. Deckard, CEO	2016	450,000		218,280	182,900	181,430		11,795	1,044,405
	2015	450,000		72,406	192,720	140,845	32,601	38,857	927,429
	2014	396,824		57,544	285,957	580,744	24,034	73,011	1,418,114
Michael F. Biehl, CFO (1)(2)	2016	311,667	200,000	737,138	421,040	176,610		3,991	1,850,446
Mark E. Barrus, interim CFO (1)	2016	261,247		102,000	77,500	48,454		8,382	497,583
	2015	235,992	35,000	45,916	122,640	34,345		25,879	499,772
Gerald L. Clancey, EVP	2016	330,000		408,690	111,600	133,430		24,357	1,008,077
	2015	316,672		72,406	192,720	75,345	13,854	37,015	708,012
	2014	288,758		57,544	285,957	316,939	9,901	58,165	1,017,264
George W. Magaud, EVP	2016	305,000		134,640	111,600	92,930		9,009	653,179
	2015	284,995		88,689	354,780	67,835		31,267	827,565
Brian J. Richardson, EVP (2)	2016	289,992		222,840	111,600	88,408		4,986	717,826

(1)	The 2016 compensation figures for Mr. Biehl relate to the period from April 2016 when he commenced employment through December 31, 2016. Mr. Biehl received a one-time cash signing bonus of $200,000 and a one-time equity-based signing bonus valued at approximately $250,000, as part of his market-based compensation package. Effective upon Mr. Biehl’s commencement of employment with us, Mr. Barrus, who served as our interim CFO, returned to his role as the Company’s Vice President, Accounting and Controls. The 2016 compensation figures for Mr. Barrus relate to his compensation in all capacities with us during 2016, including additional $50,000 base salary for his increased responsibilities as our interim CFO beginning in October 2015 through April 2016 when Mr. Biehl assumed the CFO role.

(2)	Because Messrs. Biehl and Richardson were included as named executive officers for the first time this year, the SEC does not require disclosure of their compensation prior to 2016.

(3)	The dollar value of RSUs and stock options set forth in these columns is equal to the fair market value as of the date of the respective grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (FASB ASC Topic 718). The options granted to our named executive officers on March 1, 2016 and May 4, 2016 had a fair market value of $1.55 and $2.77 per share, respectively, based on Black-Scholes option pricing model for options. See Note 15 to the Consolidated Financial Statements contained in our 2016 Annual Report for an explanation of the assumptions made in valuing these awards. The fair value of the RSU and PRSU awards was computed based on the $2.04 and $3.53 per share closing market price of our Common Stock on the NYSE on March 1, 2016 and May 4, 2016, respectively, and for the performance based awards, or PRSUs, was determined based on the probable outcome, or attainment, of the performance conditions. The value of the PRSU awards at the grant date, assuming that the highest level of performance conditions will be achieved, is $232,560; $522,440; and $110,160 as to grants made to Ms. Deckard and Messrs. Biehl and Barrus, respectively, and $146,880 for Messrs. Clancey, Magaud and Richardson. The actual value realized under these awards is dependent upon our stock price, our achievement of applicable performance targets, and the continued employment of the named executive officers.

(4)	Information regarding the non-qualified stock options, RSUs and PRSUs granted to our named executive officers in 2016 is set forth in the Grants of Plan-Based Awards for Fiscal 2016 table. The Grants of Plan-Based Awards for Fiscal 2016 table also sets forth the aggregate grant date fair value of the non-qualified stock options, RSUs and PRSUs granted during fiscal 2016 computed in accordance with ASC 718. Non-qualified stock options, RSUs and PRSUs are subject to risk of forfeiture.

(5)	Reflects amounts earned for services performed in each of 2014, 2015 and 2016 pursuant to our annual cash incentive program (referred to as our STIP), which amounts were paid during the first quarter of 2015, 2016 and 2017, respectively. This amount also includes a safety bonus payment received by each named executive officer for 2016, which is paid on a monthly basis. Each of our named executive officers received a safety bonus payment of $1,305 in 2014, $1,345 in 2015 and $1,430 in 2016, except for Mr. Biehl who received $610 in 2016 due to length of service and Mr. Magaud who received $1,035 in 2015 based on office location.

(6)	This column shows above-market earnings on deferred compensation.

(7)	All Other Compensation includes Company contributions to the 401(k) plan, executive life and disability insurance premiums and charitable matching programs, and, for Mr. Clancey, a car allowance.

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

Grants of Plan Based Awards in Fiscal Year 2016

The following table provides information about equity and non-equity awards granted to our named executive officers in 2016.

Grants of Plan Based Awards for Fiscal Year 2016
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Payouts Under Equity Incentive Plan Awards (#)(3)			All Other Stock Option Awards: Number of Securi ties Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)(4)
Name and Principal Position	Type(1)	Grant Date	Thres hold	Target	Maxi mum	Thres hold	Target	Maximum			Grant Date Fair Value of Stock and Option Awards ($)
Jenniffer D. Deckard, CEO	RSU	3/1/2016					50,000				$102,000
	PRSU	3/1/2016				0	57,000	114,000			$116,280
	Options	3/1/2016							118,000	$2.04	$182,900
	STIP	n/a		$450,000
Michael F. Biehl, CFO	RSU	5/4/2016					134,821				$475,918
	PRSU	5/4/2016				0	74,000	148,000			$261,220
	Options	5/4/2016							152,000	$3.53	$421,040
	STIP	n/a		$440,000
Mark E. Barrus, interim CFO	RSU	3/1/2016					23,000				$46,920
	PRSU	3/1/2016				0	27,000	54,000			$55,080
	Options	3/1/2016							50,000	$2.04	$77,500
	STIP	n/a		$117,561
Gerald L. Clancey, EVP	RSU	3/1/2016					72,000				$61,200
	RSU	3/7/2016					87,000				$274,050
	PRSU	3/1/2016				0	36,000	72,000			$73,440
	Options	3/1/2016							72,000	$2.04	$111,600
	STIP	n/a		$330,000
George W. Magaud, EVP	RSU	3/1/2016					30,000				$61,200
	PRSU	3/1/2016				0	36,000	72,000			$73,440
	Options	3/1/2016							72,000	$2.04	$111,600
	STIP	n/a		$228,750
Brian J. Richardson, EVP	RSU	3/1/2016					30,000				$61,200
	RSU	3/7/2016					28,000				$88,200
	PRSU	3/1/2016				0	36,000	72,000			$73,440
	Options	3/1/2016							72,000	$2.04	$111,600
	STIP	n/a		$217,494

(1)	For a better understanding of this table, we have included a column identifying the type of each plan based award. Pursuant to our 2014 Long Term Incentive Plan, STIP amounts represent our non-equity incentive plan bonus opportunities for 2016, while Option (stock options) and RSU amounts represent grants made in 2016.

(2)	Amounts represent cash incentive bonus opportunities for 2016 under our Long Term Incentive Plan. There are no threshold or maximum amounts for such payments. Target awards for 2016 are expressed as a specified percentage of an individual’s salary. The targeted opportunity represents the targeted annual bonus based on benchmarking of the named executives’ compensation. For more information on STIP payments made in 2016, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and the general description in the “Compensation Discussion and Analysis” section.

(3)	Represents the number of stock options and RSUs granted during 2016 pursuant to our Long Term Incentive Plan. The stock options fully vest ratably over three years and the RSUs vest ratable over four years. The number of PRSUs earned and the vesting thereof is conditioned on the attainment of performance targets established by the Compensation Committee. The performance measures of the awards granted in 2016 are based on average ROIC over the performance period, as measured against the performance peer group. Payouts will be earned at threshold for 25th percentile performance, target for 50th percentile performance, and maximum for 75th percentile performance or greater against the performance peer group. The PRSUs will be measured and earned on three years of performance as described above, will vest based on the performance results during the three-year performance period, and, to the extent earned and vested, will be payable in shares of unrestricted Common Stock after completion of the three-year performance period. The resulting number of performance shares, or earned shares, will be set aside as unvested earned shares for the participant as of the applicable date of such determination; provided, that the individual is still employed on such date. Subject to applicable terms of the award agreements (relating to accelerated vesting), the earned shares do not vest until December 2019. The Board or the Compensation Committee has the right to accelerate the vesting of any or all unvested awards at any time.

(4)	The amounts in this column represent the grant date fair value of 2016 equity awards of stock options and RSUs, determined in accordance with FASB ASC Topic 718. See Note 15 of our Consolidated Financial Statements contains in our Annual Report on Form 10-K for the year ended December 31, 2016. As so calculated, the options granted to our named executive officers on March 1, 2016, May 4, 2016 had a fair market value of $1.55 and $2.77 per share, respectively. The fair value of the RSUs granted on March 1, 2016, March 7, 2016 and May 4, 2016, respectively, was computed based on the $2.04, $3.15 and $3.53 per share, closing market price of our Common Stock on the NYSE on each respective date.

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Salary. Salaries paid to our named executive officers are set forth in the Summary Compensation Table.

Bonus. Bonuses may be paid to our named executive officers from time-to-time at the discretion of the Compensation Committee and are set forth in the “Bonus” column of the Summary Compensation Table.

Stock Awards. The amounts in the “Stock Awards” column of the “Grants of Plan-Based Awards for Fiscal 2016” table consist of RSUs and PRSUs granted under our Long Term Incentive Plan. These grants are described in further detail under the heading “Compensation Discussion and Analysis – Equity Compensation.” The amounts included in the “Stock Awards” column of the Summary Compensation Table represent the grant date fair value of grants made in accordance with ASC 718.

Option Awards. Pursuant to our Long Term Incentive Plan, we awarded non-qualified stock options to our named executive officers. The stock options granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2016.” These grants are described in further detail under the heading “Compensation Discussion and Analysis – Equity Compensation – Stock Options.” The amounts included in the “Option Awards” column of the Summary Compensation Table represent the grant date fair value of grants made in accordance with ASC 718.

Non-Equity Incentive Plan Compensation. The non-equity incentive plan compensation set forth in the Summary Compensation Table reflects annual cash incentive compensation under our Long Term Incentive Plan. Annual cash incentive compensation is earned based upon the achievement of performance objectives as described under the heading “Compensation Discussion and Analysis – Annual Bonus.” Our named executive officers are eligible for a safety bonus payment. Amounts paid to our named executive officers as annual and safety bonuses are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Retirement Plans

We currently maintain two defined benefit pension plans, but our named executive officers are not eligible to participate in such plans. Additionally, we maintain a retirement plan intended to provide benefits under Section 401(k) of the Code, which allows employees, including our named executive officers, to contribute portions of their base compensation and bonus payments to a tax-qualified retirement account. In 2016, we provided matching contributions equal to 50% of the first 5% of employees’ eligible compensation contributed to the 401(k) Plan. Amounts deposited in our 401(k) Plan, including matching amounts, are fully vested upon deposit. Because of their higher compensation levels, our named executive officers are generally prevented from receiving what would otherwise be their full employer match under the 401(k) Plan. Once the full employer match allowable under the 401(k) Plan has been made, the remainder of the match is contributed on behalf of the executive to the supplemental executive retirement plan (if the executive elected to participate in that plan).

In 2016, we also maintained a discretionary profit sharing employer contribution stock plan on behalf of all eligible employees, including our named executive officers. The Compensation Committee held discretion over the annual contribution rate, which was consistent for every eligible participant, and such amounts were subject to the limits established in the Code. In connection with the initial public offering, the Company merged the stock bonus plan with the 401(k) Plan, effective as of January 1, 2015, and all accounts transferred from the stock bonus plan to the 401(k) Plan. In connection with the merger of the plans, participants had the opportunity to allocate their stock bonus account value.

Additionally, under our supplemental executive retirement plan, certain employees, including the named executive officers, may elect to defer up to 15% of their base compensation and bonus compensation. The deferral amount under such plan is equal to the base compensation and bonus deferral elected by the employee minus salary and bonus deferrals credited to their 401(k) Plan. The Company provides discretionary profit sharing contributions under this plan equal to the excess of the full contribution that would have been made to the 401(k) Plan, if not for the limitations under the Code, over what was actually contributed to the 401(k) plan. Any amount that would have been contributed under the 401(k) plan but could not be contributed due to limitations under the Code, and is instead contributed to the supplemental executive retirement plan on the named executive officers behalf, is fully vested on deposit.

All Other Compensation. All other compensation of our named executive officers is set forth in the Summary Compensation Table and described in detail in footnote 7 of the table. These benefits are discussed in further detail under the heading “Compensation Discussion and Analysis – Perks and Other Benefits.”

Additional Information. We have provided additional information regarding the compensation we pay to our named executive officers under the headings “Compensation Discussion and Analysis” and “Other Potential Post-Employment Compensation.”

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

Outstanding Equity Awards at Fiscal Year-End for 2016

The following table provides information on the holdings of non-qualified stock options and RSUs by the named executive officers at December 31, 2016.

Outstanding Equity Awards at 2016 Fiscal-Year End
		Option Awards					Stock Awards
Name and Principal Position	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares of Units that Have Not Vested ($)**
Jenniffer D. Deckard, CEO	10/8/2009	333,812			$1.43	10/8/2019
	12/7/2010	51,000	51,000		$3.57	12/7/2020
	12/10/2013	17,000	68,000		$10.46	12/10/2023
	10/2/2014	11,900	23,800		$16.00	10/2/2024
	10/9/2014						4,386	$10,307
	5/15/2015		44,000		$8.83	5/15/2025	8,200	$19,270
	3/1/2016		118,000		$2.04	3/1/2026	107,000	$1,261,530
Michael F. Biehl, CFO	5/4/2016		152,000		$3.53	5/4/2026	208,821	$2,462,000
Mark E. Barrus, interim CFO	3/31/2014	28,900	115,600		$11.15	3/31/2024
	10/2/2014	9,326	18,656		$16.00	10/2/2024
	10/9/2014						3,434	$8,070
	5/15/2015		28,000		$8.83	5/15/2025	5,200	$12,220
	3/1/2016		50,000		$2.04	3/1/2026	50,000	$589,500
Gerald L. Clancey, EVP	10/8/2009	374,000			$1.43	10/8/2019
	12/7/2010	204,000	51,000		$3.57	12/7/2020
	12/10/2013	17,000	68,000		$10.46	12/10/2023
	10/2/2014	11,900	23,800		$16.00	10/2/2024
	10/9/2014						4,386	$10,307
	5/15/2015		44,000		$8.83		8,200	$19,270
	3/1/2016		72,000		$2.04	3/1/2026	66,000	$778,140
	3/7/2016						87,000	$1,025,730
George W. Magaud, EVP	2/25/2015		47,600		$7.17	2/25/2025	5,100	$11,985
	5/15/2015		33,440		$8.83	5/15/2025	6,232	$14,645
	3/1/2016		72,000		$2.04	3/1/2026	66,000	$778,140
Brian J. Richardson, EVP	6/1/2015		100,000		$8.95	6/1/2025	15,000	$176,850
	3/1/2016		72,000		$2.04	3/1/2026	66,000	$778,140
	3/7/2016						28,000	$330,120

(1)	For a better understanding of this table, we have included an additional column showing the grant dates of stock options and RSUs.

(2)	2014 Plan.

Stock Options: The stock options granted before March 1, 2016 fully vest on the fifth anniversary of the grant date, but one-third of the option may accelerate in vesting each year of the period if annual/cumulative performance goals are met, based on EBITDA targets. If the performance goals are not met, then the options will fully vest at the end of the five-year period as long as the executive is an employee of the Company or has retired (i.e. voluntary termination upon attaining age 55 and providing at least 10 years of service). The stock options granted after March 1, 2016 will not include performance goals that result in accelerated vesting and will vest ratably over three years.

RSUs: RSUs granted before March 1, 2016 will fully vest on the sixth anniversary of the grant date. If certain cumulative EBITDA targets are achieved by year four or year five, then the RSUs will accelerate and fully vest upon such achievement. The RSUs granted after March 1, 2016 will not include performance goals that result in accelerated vesting and will vest ratably over four years as long as the executive is an employee of the Company or has retired (i.e. voluntary termination upon attaining age 55 and providing at least 10 years of service).

PRSUs: PRSUs are measured and earned on three years of performance, cliff vest after the end of the performance period, vest based on the level of achievement, and are payable in unrestricted stock after completion of the performance period.

2010 Plan. The option awards granted under the 2010 Plan and will be fully vested and exercisable on the seventh anniversary of the grant date, provided that the named executive officers continue to provide services to us through that date. However, if EBITDA for the year equals or exceeds the annual or cumulative target enumerated in the option agreement, all or a portion of the option may become exercisable prior to the seven year anniversary.

2006 Plan. All option awards granted under the 2006 Plan are fully vested.

(3)	Market value of Common Stock reported in this column was calculated by multiplying $11.79, the closing market price of the Common Stock on December 30, 2016, the last business day of fiscal 2016, by the number of RSUs and PRSUs.

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

Option Exercises and Stock Vested During Fiscal 2016

Our named executive officers did not affect any stock option exercises during fiscal 2016.

Nonqualified Deferred Compensation for Fiscal 2016

Name(a)	Executive Contributions in Last FY ($)(b)	Registrant Contributions in Last FY ($)(c)	Aggregate Earnings in Last FY ($)(1)(d)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last FYE ($)(f)	Annual Earnings Exceeding 120% of Applicable Fed Rate
Jenniffer D. Deckard	4,703.25	0.00	32,601.18	0.00	440,912.18	21,688.99
Michael F. Biehl	0.00	0.00	0.00	0.00	0.00	0.00
Mark E. Barrus	0.00	0.00	0.00	0.00	0.00	0.00
Gerald L. Clancey	2,073.25	0.00	13,853.54	0.00	187,361.16	9,217.52
George W. Magaud	0.00	0.00	0.00	0.00	0.00	0.00
Brian J. Richardson	0.00	0.00	0.00	0.00	0.00	0.00

(1)	The amounts set forth in the Executive Contributions in last FYE column for Ms. Deckard and Mr. Clancey represent the deferral of a portion of their respective base salaries earned in 2016. The base salary amounts are also included in the Salary column of the Summary Compensation Table for 2016.

(2)	Employer contributions deposited in 2016 were earned in the 2015 plan year.

(3)	December 2016 long term Applicable Federal Rate, compounded monthly, was 2.24%. The 2014 Plan earnings was 8.03%.

The preceding table provides information on the non-qualified deferred compensation of the named executive officers in 2016. Participants in our supplemental executive retirement plan, including the named executive officers, may defer up to 15% of their base salary and bonus compensation.

The deferral amount under such plan is equal to the base compensation and bonus deferral elected by the employee minus salary and bonus deferrals credited to their 401(k) Plan. We provide contributions under this plan, as well, equal to the excess, if any, of the full intended stock bonus contribution, without regard to limitations under the Code, and the actual stock bonus contribution credited to the named executive officer’s stock bonus plan account. Any amount that would have been contributed under the 401(k) Plan but could not be contributed due to limitations under the Code, and is instead contributed to the supplemental executive retirement plan on the named executive officer’s behalf, is fully vested on deposit. Amounts that would have been contributed under the stock bonus plan but could not be contributed due to limitations under the Code, vest in full after three years of service.

Other Potential Post-Employment Compensation

The following table illustrates the amounts our named executive officers would have received if a change in control occurred as of December 31, 2016 and our Compensation Committee used its discretion to accelerate the vesting of any outstanding stock options or RSUs held by the executives as of that date. The estimates are considered forward-looking information that falls within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of such change in control and the amount of future non-equity incentive compensation. Please see “Forward-Looking Statements.”

Other Potential Post-Employment Compensation
	Target Bonus	Severance Payment	Stock Option Value	RSU Payment	Retirement Plan Payment	Welfare Benefit Value	Total
Jenniffer D. Deckard	$450,000	$2,700,000	$1,790,400	$1,409,919	$440,912	$33,178	$6,824,409
Michael F. Biehl	$440,000	$1,760,000	$1,255,520	$2,461,988	$0	$35,801	$5,953,309
Gerald E. Clancey	$330,000	$1,320,000	$1,341,900	$1,952,259	$187,361	$35,489	$5,167,009
George W. Magaud	$228,750	$1,067,500	$1,020,894	$911,744	$0	$35,801	$3,264,689
Brian J. Richardson	$217,494	$1,014,972	$986,000	$1,285,110	$0	$35,489	$3,539,065

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

Executive Change in Control Severance Plan

Effective January 1, 2016, our Board adopted a CIC Plan providing certain benefits if a participant experiences a separation from service as a result of an involuntary termination of employment without cause or resignation for good reason (as each term is defined in the CIC Plan), in either case within (i) 24 months immediately following a change in control of the Company (as defined in the CIC Plan) or (ii) the 60-day period before a change in control. If such events occur and a participant has signed a general release of claims in favor of the Company and a non-competition/non-solicit agreement with the Company, the CIC Plan provides the following benefits to such participant:

•	a lump sum payment equal to two times (three times in the case of Ms. Deckard) the sum of (i) the named executive officer’s base salary as of the termination date (or, if greater, salary in effect on the first occurrence of the change in control) and (ii) the named executive officer’s target annual cash bonus for the year in which the termination occurs (or, if greater, in effect as of the occurrence of the change in control);

•	a prorated annual bonus that the named executive officer would have earned for the entire fiscal year in which the termination of employment occurs at target level based on the number of days the named executive officer was employed during the year; and

•	an additional lump sum payment equal to the projected cost of the continuation of group health insurance coverage for the participant and the named executive officer’s eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

If the severance payments under the CIC Plan would trigger an excise tax under Sections 280G and 4999 of the Code, the severance payments would be reduced to a level at which the excise tax is not triggered, unless the named executive officer would receive a greater amount without such reduction after taking into account the excise tax and other federal and state taxes.

The CIC Plan has an initial term of three years and will renew for additional one-year periods unless terminated by the Company. The CIC Plan may not, however, be terminated or expire during the two-year period following a change in control.

Employment Agreements

None of our named executive officers has entered into an employment agreement with the Company or any affiliate that provides for severance or change in control benefits, except Mr. Biehl who entered into a severance agreement with the Company on May 6, 2016. Under the terms of the severance agreement, the Company will provide Mr. Biehl with severance payments in the event his employment with the Company is terminated under certain circumstances. Such payments will include 18 months of pay, in equal monthly installments following termination, based upon Mr. Biehl’s highest annualized base salary for the twelve months immediately preceding such termination, and a pro-rata bonus for the year in which such termination occurs, and the amount of such pro rata bonus shall be at least 25% of Mr. Biehl’s annual base salary. Mr. Biehl will be entitled to be reimbursed for up to 18 months of premiums for health continuation coverage under COBRA. In order to receive the severance payments and benefits provided under the agreement, Mr. Biehl will be required to sign a general release of claims against the Company and its affiliates, as well as satisfy any obligations he has for a period of 18 months after the date Mr. Biehl receives a notice of termination under any non-competition, non-solicitation or non-disclosure agreement he has with the Company.

Equity Awards – Termination of Employment

As summarized above in “Outstanding Equity Awards at Fiscal Year-End for 2016,” certain named executive officers have been granted stock options under our 2006 Long Term Incentive Plan, our 2010 Stock Option Plan and our Long Term Incentive Plan, which we refer to collectively as the “Equity Plans,” and RSUs under our Long Term Incentive Plan.

Stock Options

Pursuant to the applicable award agreement, and except as provided below, our named executive officers will generally forfeit any stock option granted under any of the Equity Plans that is not vested and exercisable as of the date they cease performing services for us, for any reason. If the named executive officer’s employment is terminated for cause (as defined in the applicable plan or award agreement) then the executive will forfeit any outstanding stock options, whether vested or unvested, as of the date of his or her termination of employment. The named executive officer or his or her beneficiary, as applicable, will generally be able to exercise all outstanding and vested stock options until the earlier of (i) the expiration of the option term and (ii) (a) the 12 month anniversary of the executive’s termination of employment due to death or disability (as defined in the applicable plan) or (b) the three month anniversary of the date of termination for any reason other than cause, death, or disability. Pursuant to

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

subsequent amendments, stock options granted under the Long Term Incentive Plan will continue to vest following the named executive officer’s retirement (which is a voluntary termination of employment after attaining age 55 and providing at least 10 years of service). If a named executive officer retires, he or she will be able to exercise the option for the remaining original term of the option. In addition, if a named executive officer dies or becomes disabled, any portion of the option that would have vested during the one-year period following such death or disability will vest and become exercisable.

RSUs

Generally, any unvested RSU granted under the Long Term Incentive Plan and held by a named executive officer will be automatically forfeited upon a termination of employment. However, under the Omnibus Amendments (as described in the section titled “Compensation Discussion and Analysis” above), if a named executive officer retires, any RSUs that would have vested during the one-year period following his or her retirement will continue to vest and pay out as if he or she remained employed until the vesting date. In addition, if the grantee dies or becomes disabled, any RSUs that would have vested during the one-year period following such death or disability will vest and pay out within 45 days of such death or disability.

PRSUs

Participants will generally forfeit any unvested PRSUs they hold upon a termination of employment. However, if the participant dies or becomes disabled, he or she will vest in a prorated number of PRSUs, which will be based on the target number of PRSUs granted under the award and the number of full months that the participant was employed during the performance period. In addition, if a participant retires during the performance period, the participant will vest in a prorated number of PRSUs based on the actual number of PRSUs that would have vested if the participant had remained employed during the full performance period and the number of full months the participant was employed during the performance period.

Equity Awards – Change in Control

Long Term Incentive Plan

Upon a change in control (as defined in the Long Term Incentive Plan, as amended) the Compensation Committee may do one of the following with respect to RSUs and/or stock options granted under the Long Term Incentive Plan, as amended: (i) accelerate the time at which stock options may be exercised so that stock options may be exercised in full for a limited period of time on or before a specified date (before or after the change in control), after which specified date all unexercised options will terminate; (ii) require the mandatory surrender to the company by selected holders of some or all of the outstanding awards held by such holders (irrespective of whether such awards are then vested or exercisable) as of a date, before or after such change in control, in which event the Compensation Committee will cancel the surrendered awards in exchange for, in the case of vested RSUs, a cash payment equal to the per share purchase price paid in connection with the change in control event or, in the case of vested stock options, the difference between the per share purchase price and the exercise price of the stock option; (iii) provide for the assumption or substitution or continuation of awards by the successor company or a parent or subsidiary of the successor company; or (iv) make such adjustments to outstanding awards as the Compensation Committee deems appropriate to reflect the change in control.

2010 Stock Option Plan

The 2010 Stock Option Plan provides that, in the event of a change in control (defined as a “Transaction” in the plan), we may, in our sole discretion and without the consent of the participants, provide for (i) the assumption of the 2010 Stock Option Plan by the surviving company, (ii) substitute new options at the surviving company with substantially the same terms for options in us, (iii) require the exercise of outstanding options and terminate all unexercised or unexercisable options, or (iv) settle outstanding vested stock options in cash or equity and cancel all such stock options. Unless otherwise provided in the option agreement or another agreement between the individual and us, the plan provides that, in the event a payment or right accruing to the recipient would constitute a “parachute payment” (as defined in Section 280G of the Code and the regulations issued thereunder), such payment or right will be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the plan to be subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code.

EXECUTIVE COMPENSATION – TABULAR DISCLOSURE (CONTINUED)

2006 Long Term Incentive Plan

All options granted under the 2006 Long Term Incentive Plan are fully vested. Accordingly, no accelerated vesting would occur upon a change in control transaction.

Annual Bonus Awards

Our named executive officers forfeit their annual bonuses if their employment terminates for any reason prior to the end of the performance period. In addition, the annual bonuses do not accelerate upon a change in control or automatically pay out if a named executive officer’s employment is terminated after the change in control.

DIRECTOR COMPENSATION

Director Compensation for Fiscal 2016

The following table sets forth information regarding the compensation of our Directors for fiscal 2016. Jenniffer D. Deckard, our CEO, does not receive any additional compensation for her service as a Director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William E. Conway	$72,500	$100,000	—	—	—	—	$172,500
Michael G. Fisch	$—	$—	—	—	—	—	$—
Charles D. Fowler	$72,500	$100,000	—	—	—	—	$172,050
Stephen J. Hadden	$62,500	$100,000	—	—	—	—	$162,500
Michael C. Kearney	$62,500	$100,000	—	—	—	—	$162,500
William P. Kelly	$72,500	$100,000	—	—	—	—	$172,500
Matthew F. LeBaron	$87,500	$100,000	—	—	—	—	$187,500
Michael E. Sand	$—	$—	—	—	—	—	$—
Lawrence N. Schultz	$77,500	$100,000	—	—	—	—	$177,500

(1)	Messrs. Fisch and Sand, did not receive any compensation from us for their service on our Board in 2016 as a result of their employment with American Securities. We paid American Securities $162,500 in 2016 in lieu of compensating Messrs. Fisch and Sand for their service on the Board, which represents half of the combined cash value of the annual Director fees and stock awards Messrs. Fisch and Sand would have received had they been compensated for their service on the Board like our other Directors. In addition, we paid American Securities approximately $132,000 for Company-related expenses, including reimbursement for travel and lodging, market research and other miscellaneous expenses in 2016.

(2)	The amounts set forth in this column reflect the fair market value of Common Stock granted during fiscal 2016 under the Long Term Incentive Plan.

In May 2016, we updated our Director compensation program to reflect the time and responsibility that being the director of a publicly traded company entails. Under this program, unaffiliated Directors who are not our employees will receive a combination of cash and grants of shares of Common Stock as compensation for attending meetings of our Board and committees thereof. Compensation will consist of an annual retainer of approximately $62,500 for each unaffiliated non-employee board member. Each unaffiliated non-employee Director will also receive an annual grant of the number of shares of Common Stock having a grant date fair value of approximately $100,000, subject to the terms and vesting schedules set forth in the applicable grant documents. Further, non-employee Directors serving as a Chairman of the Compensation Committee, the Executive Committee and the Nominating and Governance Committee of our Board will receive an additional annual retainer of $10,000. The Chair of our Audit Committee will receive an additional annual retainer of $15,000 and the Chair of our Board is entitled to receive an additional annual retainer of $25,000. In lieu of compensating Messrs. Fisch and Sand for their service on the Board, we paid American Securities $162,500 in 2016, which represents the combined cash value of the annual Director and retainer fees and stock awards Messrs. Fisch and Sand would have received had they been compensated for their service on the Board like our other Directors.

RELATED PARTY TRANSACTIONS

RELATED PARTY TRANSACTIONS

The Related Party Transactions Policy of the Board ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Party Transaction” is a transaction with the Company or a subsidiary of the Company in an amount exceeding $120,000 in which a Related Party has a direct or indirect material interest. A Related Party includes the executive officers, Directors, nominees for Director, and five percent stockholders of the Company, and any immediate family member of such a person. Under the Related Party Transaction Policy, management screens for any potential Related Party Transactions. If management identifies a potential Related Party Transaction, such transaction is brought to the attention of the Audit Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances. The Audit Committee shall approve each such Related Party Transaction if it is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, which the Audit Committee believes are no less favorable to the Company than could be obtained in an arms’-length transaction with an unrelated third party, unless the Audit Committee otherwise determines that the transaction is not in the best interests of the Company.

American Securities

American Securities is a leading U.S. middle-market private equity firm that currently has approximately $15 billion of assets under management. In August 2010, affiliated funds managed by American Securities acquired control over ASP FML Holdings, LLC (“ASP FML Holdings”). As of March 17, 2017, ASP FML Holdings owns approximately 21.5% of our outstanding Common Stock.

Stockholders’ Agreement

In connection with the investment in our Common Stock by ASP FML Holdings, certain of our stockholders, including ASP FML Holdings entered into an amended and restated stockholders’ agreement on April 28, 2009 between certain stockholders and previous equity sponsors. The stockholders’ agreement provided, among other things, that ASP FML Holdings was entitled to elect (or cause to be elected) three of our Directors. The stockholders’ agreement was amended and restated (the “Fourth Amended and Restated Stockholders’ Agreement”) and removed ASP FML Holdings’ right to elect (or cause to be elected) three of our Directors and to revise certain registration rights.

Registration Rights

Pursuant to the Fourth Amended and Restated Stockholders’ Agreement, we are obligated to register the sale of shares of our Common Stock under certain circumstances.

Demand Rights. Subject to the limitations set forth below, certain major stockholders (or their permitted transferees), including ASP FML Holdings, have the right to require us by written notice to prepare and file a registration statement registering the offer and sale of a number of their shares of Common Stock. Generally, we are required to provide notice of a request by such a major stockholder within one business day following the receipt of such demand request to all other such major stockholders, who may, in certain circumstances, participate in the registration.

We are also not obligated to effect any demand registration in which a notice is received within 90 days after the closing of an underwritten offering, during a Company blackout period, or in which the anticipated aggregate offering price included in such offering is less than $50 million. Any such demand registration may be for a shelf registration statement. Any demand for an underwritten offering pursuant to an effective shelf registration statement shall constitute a demand request subject to the limitations set forth above. We are required to maintain the effectiveness of any such registration statement until the consummation of the distribution by the participating holders. On December 1, 2106, we filed a shelf registration statement on Form S-3 which registered all of ASP FML Holdings’ shares of our Common Stock and under which ASP FML Holdings sold registered shares.

Piggy-back Rights. If, at any time, subject to certain customary limitations we propose to register an offering of Common Stock (subject to certain exceptions) for our own account or for the account of any third party (including a demand registration), then we must give written notice to all holders who own registrable securities, the gross offering price of which is anticipated to be at least $5 million to allow them to include a specified number of their shares in that registration statement.

Conditions and Limitations; Expenses. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a

RELATED PARTY TRANSACTIONS (CONTINUED)

registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the registration rights agreement, regardless of whether a registration statement is filed or becomes effective.

As a result of the completion of our Common Stock offering in October 2016, ASP FML Holdings’ ownership fell below 35% of the outstanding shares of our Common Stock. As a result, certain provisions in our amended and restated certificate of incorporation and amended and restated bylaws became effective that increased the voting thresholds required by our amended and restated certificate of incorporation and amended and restated bylaws for various shareholder actions and otherwise may make it more difficult for a third party to acquire control of us. These provisions provide that:

•	any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•	our amended and restated bylaws may be amended by the stockholders only by the affirmative vote of the holders of at least two-thirds of our then outstanding Common Stock;

•	special meetings of our stockholders may only be called by the board of directors;

•	certain provisions of our amended and restated certificate of incorporation may be amended by the affirmative vote of the holders of at least 75% of our then outstanding Common Stock; and

•	subject to the rights of the preferred stockholders, if any, any director may be removed only for cause and upon the affirmative vote of the holders of at least 75% of our then outstanding Common Stock.

Other

We employ Daryl Deckard, the husband of our President and CEO Jenniffer D. Deckard, with one of our wholly-owned subsidiaries, Black Lab, LLC. Mr. Deckard has been employed by Black Lab since August 2005, and became the General Manager in 2012, assuming the responsibilities of the then-retiring Vice President and General Manager. Mr. Deckard is not an executive officer of the Company. We acquired Black Lab in 2011. In 2016, Mr. Deckard earned less than $135,000 in base salary and bonus, and also received an equity award under our long-term incentive plan. His compensation was established in accordance with our customary employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities, and is intentionally below the compensation paid to his peers within the Company. This employment relationship was approved by the Audit Committee consistent with our Related Party Transaction Policy.

FORWARD-LOOKING STATEMENTS

Some of the amounts set forth in this Proxy Statement in the disclosure regarding executive and Director compensation are “forward-looking statements” within the meaning of the federal securities laws. These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of such future amounts, as well as the estimated value at December 31, 2016 of awards. Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our Common Stock, the date of termination of employment, applicable tax rates and other assumptions. In estimating the year-end values of unvested awards, we were required to make certain assumptions about the extent to which the performance or other conditions will be satisfied and, accordingly, the rate at which those awards will ultimately vest and/or payout. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of our Common Stock authorized or available for issuance under the Company’s equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(1)
Equity compensation plans approved by stockholders	—	—	—
Equity compensation plans not approved by stockholders	15,514,982	6.45	12,668,810
Total	15,514,982	6.45	12,668,810

(1)	Long Term Incentive Plan. Our stockholders adopted the Long Term Incentive Plan, effective as of October 1, 2014. As of December 31, 2016, 10,659,956 shares remain available for issuance under the Long Term Incentive Plan and 6,127,592 shares are subject to outstanding stock options or RSUs.

2010 Stock Option Plan. On December 7, 2010, the Board adopted the FML Holdings, Inc. Stock Option Plan (the “2010 Plan”), for the officers, employees, and consultants of our company and its subsidiaries who performed services for us. Unless earlier terminated, the term of the 2010 Plan will continue for a period of ten years after adoption. There are 11,900,000 shares of our Common Stock reserved for issuance under the 2010 Plan. As of December 31, 2016, 2,008,854 shares remain available for issuance under the plan and 7,213,218 shares are subject to outstanding stock options. All options granted under the 2010 Plan as of December 31, 2013 have been nonqualified stock options.

STOCK OWNERSHIP OF PRINCIPAL HOLDERS, DIRECTORS AND OFFICERS

The following table sets forth the beneficial ownership of shares of Common Stock as of February 16, 2017, unless otherwise indicated, by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables in this Proxy Statement and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership of Directors, Director nominees and executive officers has been furnished by the respective Director, nominee for election as a Director, or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her name. The address of each Director nominee, Director and executive officer is 8834 Mayfield Road, Chesterland, Ohio 44026.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Shares of Common Stock(1)
ASP FML Holdings, LLC(2)	48,156,628	21.5%
Charles D. Fowler(3)	11,130,060	4.9%
Matthew F. LeBaron	28,328	*
Michael E. Sand(4)	—	*
Jenniffer D. Deckard(5)	5,121,712	2.2%
Mark E. Barrus(6)	64,559	*
Michael F. Biehl	12,500	*
Michael G. Fisch(7)	—	*
Gerald L. Clancey(8)	4,500,046	2.0%
William E. Conway(9)	731,436	*
William P. Kelly(10)	88,944	*
Lawrence N. Schultz(11)	99,075	*
George W. Magaud(12)	31,476	*
Stephen J. Hadden	35,406	*
Michael C. Kearney	35,406	*
Brian J. Richardson(13)	59,429	*
All Directors and executive officers as a group (sixteen persons)	22,204,912	9.8%

*	Less than 0.1%.

(1)	In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding options covering Common Stock, if any, exercisable by such owner within 60 days after February 16, 2017, but no exercise of outstanding options covering Common Stock held by any other person.

(2)	Represents shares held by ASP FML Holdings, LLC, a Delaware limited liability company referred to as ASP FML Holdings. American Securities Partners V, L.P., American Securities Partners V(B), L.P. and American Securities Partners V(C), L.P., collectively referred to as the ASP Sponsors, are owners of approximately 74% of the limited liability company interests of ASP FML Investco, LLC, a Delaware limited liability company, referred to as ASP FML Investco. ASP FML Co-Invest I, LLC, a Delaware limited liability company referred to as ASP FML Co-Invest I, is the owner of approximately 26% of the limited liability company interests of ASP FML Investco. ASP FML Investco is the owner of approximately 89% of the limited liability company interests of ASP FML Holdings. American Securities Associates V, LLC, a Delaware limited liability company referred to as ASA V, is the general partner of each ASP Sponsor. American Securities LLC, a New York limited liability company referred to as American Securities, provides investment advisory services to each ASP Sponsor and to ASA V, and is the owner of 100% of the issued and outstanding shares of ASP Manager Corp., the manager of each of ASP FML Holdings, ASP FML Investco and ASP FML Co-Invest I. As such, American Securities may be deemed to have indirect beneficial ownership of the shares held by ASP FML Holdings. The address for ASP FML Holdings is c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171. As referenced in footnotes (4) and (5) below, each of Messrs. LeBaron and Sand may be deemed to have shared voting and investment power over the shares held by ASP FML Holdings. Such individuals disclaim beneficial ownership of the shares of Common Stock held by ASP FML Holdings, except to the extent of his pecuniary interests therein. Additionally, (a) David L. Horing and (as referenced in footnote (8) below) Michael G. Fisch, in their capacities as the managing members of ASA V, and (b) Michael G. Fisch, in his capacity as trustee of The Michael G. Fisch 2006 Revocable Trust, which is the manager of ASCP, LLC, which is the managing member of American Securities, may be deemed to have shared voting and investment power over the shares held by ASP FML Holdings. Such individuals disclaim beneficial ownership of the shares of Common Stock held by ASP FML Holdings, except to the extent of their pecuniary interests therein.

(3)	Consists of 9,427,988 shares held under the Charles D. Fowler Declaration of Trust dated September 26, 1991, as amended to date (the “Fowler Trust”). Given the revocable nature of the Fowler Trust, Mr. Fowler is deemed to have voting and investment power over the shares held by the Fowler Trust. In addition to the shares described above, Mr. Fowler through the Fowler Trust’s ownership of ASP FML Holdings, LLC (described in footnote 2 above) has an indirect economic ownership in 3,039,099 shares of Common Stock held by ASP FML Holdings. Mr. Fowler disclaims beneficial ownership of shares held by ASP FML Holdings, except to the extent of his pecuniary interest therein.

STOCK OWNERSHIP OF PRINCIPAL HOLDERS, DIRECTORS AND OFFICERS (CONTINUED)

(4)	Mr. Sand may be deemed to have shared voting and investment power of the shares held by ASP FML Holdings in his capacity as a Principal of American Securities, and as a designee of ASP FML Holdings on the Company’s Board of Directors. Mr. Sand disclaims beneficial ownership of the shares of Common Stock owned by ASP FML Holdings, except to the extent of his pecuniary interest therein, as such shares are owned and held by the ASP Sponsors referenced in footnote (2) above.

(5)	Includes (i) 857,888 shares held f/b/o/ Abbey Jo Deckard Trust, (ii) 857,888 shares held f/b/o Connor John Deckard Trust, (iii) 2,098,268 shares held under the Jenniffer D. Deckard Family U/A/D dated February 28, 2010 and (iv) 102,000 shares held under the Daryl K. Deckard Irrevocable Trust dated August 29, 2014 (collectively, the “Deckard Trusts”). Given Ms. Deckard’s position as trustee of the Deckard Trusts, Ms. Deckard is deemed to have voting and investment power over the shares held by the Deckard Trusts. Includes 353,600 shares held under the Jenniffer D. Deckard Irrevocable Trust dated December 27, 2012 (the “JDD Trust”). Given Ms. Deckard’s spouse’s position as trustee of the JDD Trust, Ms. Deckard is deemed to have voting and investment power over the shares held by the JDD Trust. Includes 386,563 shares of Common Stock held by the 401(k) Plan. Includes options to purchase 453,005 shares of Common Stock that are exercisable within 60 days of February 26, 2017. In addition to the shares described above, Ms. Deckard’s spouse has an ownership interest in ASP FML Holdings, LLC (described in footnote 2 above), representing indirect economic ownership in 785,569 shares of Common Stock held by ASP FML Holdings. Given this spousal relationship, Ms. Deckard may be deemed to share voting and investment control of these shares, but disclaims beneficial ownership of such shares, except to the extent of her pecuniary interest therein.

(6)	Includes 3,933 shares of Common Stock held in the 401(k) Plan and options to purchase 54,876 shares of Common Stock that are exercisable within 60 days of February 16, 2016.

(7)	Mr. Fisch may be deemed to have shared voting and investment power of the shares held by ASP FML Holdings, as described in footnote (2) above. Mr. Fisch disclaims beneficial ownership of the shares of Common Stock owned by ASP FML Holdings, except to the extent of his pecuniary interest therein, as such shares are owned and held by the ASP Sponsors referenced in footnote (2) above.

(8)	Includes 2,242,468 shares held under the Gerald L. Clancey Trust No. 1 and 100,436 shares held under the Gerald L. Clancey Grantor Retained Annuity Trust No. 1. (together, the “Clancey Trusts”) . Given Mr. Clancey’s position as trustee of the Clancey Trusts, Mr. Clancey is deemed to have voting and investment power over the shares held by the Clancey Trusts. Includes 442,000 shares held under the Gerald L. Clancey Irrevocable Trust dated December 13, 2012, and 442,000 held under The Connie J. Clancey Irrevocable Trust for the benefit of Gerald L. Clancey (the “GLC Trust”). Given Mr. Clancey’s spouse’s position as Trustee of the GLC Trust, Mr. Clancey is deemed to have voting and investment power over the shares held by the GLC Trust. In addition to the shares described above, Mr. Clancey through his ownership of ASP FML Holdings, LLC (described in footnote 2 above) has an indirect economic ownership in 930,017 shares of Common Stock held by ASP FML Holdings. Mr. Clancey disclaims beneficial ownership of shares held by ASP FML Holdings, except to the extent of his pecuniary interest therein. Includes 326,430 shares of Common Stock held in the 401(k) Plan. Includes options to purchase 630,875 shares of Common Stock that are exercisable within 60 days of February 16, 2017.

(9)	Includes 199,580 shares held under the Mary F. Conway Declaration of Trust dated December 13, 1980 (the “Mary Conway Trust”), 491,450 shares held under the Under Trust Agreement dated March 10, 1992 (the “Conway UTA”), and 5,000 shares held under the William E. Conway IRA Standard – “Traditional” IRA. Given Mr. Conway’s spouse’s position as trustee under the Mary Conway Trust and Mr. Conway’s position as trustee under the Conway UTA, Mr. Conway is deemed to have voting and investment power over the shares held by the Mary Conway Trust and the Conway UTA. Mr. Conway through his ownership of ASP FML Holdings, LLC (described in footnote 2 above) has an indirect economic ownership in 315,224 shares of Common Stock held by ASP FML Holdings. Mr. Conway disclaims beneficial ownership of shares held by ASP FML Holdings, except to the extent of his pecuniary interest therein.

(10)	Includes options to purchase 47,600 shares of Common Stock that are exercisable within 60 days of February 16, 2017.

(11)	Includes options to purchase 47,600 shares of Common Stock that are exercisable within 60 days of February 16, 2017.

(12)	Includes options to purchase 23,976 shares of Common Stock that are exercisable within 60 days of February 16, 2016.

(13)	Includes options to purchase 23,976 shares of Common Stock that are exercisable within 60 days of February 16, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Officers, Directors and 10% or greater stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2016.

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, contains a provision that is commonly known as “Say-on-Pay.” Say-on-Pay gives our stockholders an opportunity to vote on an advisory, non-binding basis to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to SEC rules. For the first time since our initial public offering, we are required to hold a Say-on-Pay vote at the Annual Meeting.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this Proxy Statement. Please read the Compensation Discussion and Analysis and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices. Accordingly, we are asking our stockholders to vote “FOR” the following resolution:

“RESOLVED, that Fairmount Santrol Holdings Inc.’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

We are focused on delivering sustained financial and operating results with the ultimate goal of creating and maximizing long-term value for our stockholders. We believe our executive compensation program has been thoughtfully and appropriately designed and managed to support our overall business goals and strategies, to drive sustained performance and to deliver superior stockholder returns.

Although this advisory vote on executive compensation is not binding on us, the Board and the Compensation Committee highly value the opinions of our stockholders. The results of this vote will provide information to the Compensation Committee about our executive compensation program, which the Compensation Committee will be able to consider in the future when making executive compensation decisions.

Proposal Two will be decided by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for Proposal Two, votes may be cast in favor, against or abstained. Abstentions will count as present and will have the effect of a vote against Proposal Two. Broker non-votes, however, are not counted as present for purposes of determining whether Proposal Two has been approved, and will have no effect on the outcome of Proposal Two.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL TWO RELATING TO THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL THREE – ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES

The Dodd-Frank Act also contains a provision enabling our stockholders, at least once every six years, to indicate how frequently we should have future Say-on-Pay votes. For the first time since our initial public offering, we are required to hold a vote at the Annual Meeting on the frequency of future Say-on-Pay votes. In casting your advisory vote on your preferred voting frequency, you may choose the option of every three years, every two years, every year, or abstain from voting.

The Board believes that holding a Say-on-Pay vote every year is appropriate for the Company because it provides stockholders the opportunity to provide frequent feedback on our overall compensation philosophy, design and implementation.

Although this advisory vote on the frequency of future Say-on-Pay votes is not binding on us, our Board and the Compensation Committee will review the voting results and consider the feedback obtained through this process in making future decisions about the frequency of future advisory votes on executive compensation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS ELECT THE OPTION OF EVERY YEAR WHEN CASTING THEIR ADVISORY VOTE WITH RESPECT TO THIS PROPOSAL THREE.

PROPOSAL FOUR – APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE LONG TERM INCENTIVE PLAN

General

Our 2014 Long Term Incentive Plan (as referred to in this Proposal Four, the “LTIP”), was adopted by our Board on September 11, 2014, and approved by our stockholders on September 11, 2014. The LTIP was amended in 2017 by our Board to add provisions that expressly prohibit the re-pricing of stock options or stock appreciation rights, or the substitution of such awards with new awards, without stockholder approval. The LTIP provides for the grant of awards to eligible employees, Directors, consultants, independent contractors, and advisors in the form of stock options, restricted stock awards (“RSAs”), stock bonuses, stock appreciation rights (“SARs”), restricted stock units (“RSUs”), annual cash incentive awards and other stock-based awards.

We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly-qualified personnel. Allowing Directors, employees and consultants to participate in owning shares of our Common Stock helps align their interests with the objectives of our stockholders and is important in attracting, motivating and retaining the highly-skilled personnel that are essential to our success.

Proposal

In March 2017, our Board directed us to submit this proposal to our stockholders and seek approval of certain material terms of the LTIP under Section 162(m) of the Code to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m).

We are asking our stockholders to approve the material terms, share limits, performance award dollar limit, and performance criteria of the LTIP pursuant to Section 162(m) so that we may retain the flexibility to deduct for federal income tax purposes gains attributable to certain awards under the LTIP which, when added to the compensation payable by us to certain executive officers in any single year, exceeds $1 million.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receive more than $1 million in compensation in any single year. The deduction limit applies to employees who are “covered employees” within the meaning of Section 162(m) (“Covered Employees”), which generally includes our CEO and certain of our most highly compensated officers, and excluding in all cases, our CFO. However, if compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1 million in a single year. Awards granted under the LTIP permit our Compensation Committee to design such awards to qualify as “performance-based” compensation within the meaning of Section 162(m). To preserve our ability to grant such equity awards and benefit from a corresponding tax deduction, stockholders must approve the material terms, share limits, and performance criteria of the LTIP.

Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that any awards under the LTIP intended to qualify for exemption under Section 162(m) will actually receive this treatment. However, the LTIP is structured with the intention that our Compensation Committee will have the discretion to make awards under the LTIP that would qualify as “performance-based compensation” and be fully deductible if stockholder approval is obtained of the material terms, share limits, performance award dollar limit, and performance criteria under the LTIP. Subject to the requirements of Section 162(m), if the material terms under our LTIP are not re-approved by stockholders, we will not make any further grants under the LTIP to our Covered Employees or their successors until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.

For purposes of Section 162(m), the material terms of the performance goals include:

•	the employees eligible to receive compensation under the LTIP;

•	a description of the business criteria on which the performance goal is based; and

•	the maximum amount of compensation that can be paid to an employee under the performance goal.

PROPOSAL FOUR – APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE LONG TERM INCENTIVE PLAN (CONTINUED)

Each of these aspects of the LTIP is discussed below. The following description of the LTIP’s material terms is qualified in its entirety by reference to the text of the LTIP, as amended, which is filed with the Commission as Appendix A to this Proxy Statement.

Eligibility

Officers, Directors, employees, and other individuals who provide services to us may be eligible to receive awards under the LTIP. However, the Compensation Committee has the sole discretion to determine which eligible individuals receive awards under the LTIP. Currently, there are 154 employees and 9 non-employee Directors, including our CEO, who are eligible to participate in the LTIP.

Performance Goals

The LTIP permits the Compensation Committee to designate certain awards as performance awards or annual incentive awards. Performance and annual incentive awards represent awards with respect to which a participant’s right to receive cash, shares of our Common Stock, or a combination of both, is contingent upon the attainment of one or more specified performance measures within a specified period. The Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to each performance and annual incentive award. If an award is intended to qualify as “performance-based compensation” for purposes of Section 162(m), and will be granted to a participant who is designated by the Compensation Committee as likely to be a Covered Employee, then the grant, exercise and/or settlement of such award will be contingent upon achievement of one or more of the following business criteria:

•	Profits (e.g., operating income; earnings; earnings before interest, taxes, depreciation, and amortization (“EBITDA”); EBITDA before non-cash stock-based compensation and other adjustments (“Adjusted EBITDA”); earnings before taxes; net income; earnings per share; residual or economic earnings; economic profit; performance profit (operating income minus an allocated charge approximating the Company’s cost of capital));

•	Cash Flow (e.g., free cash flow; free cash flow with or without specific capital expenditure target or range; including or excluding divestments and/or acquisitions; total cash flow; cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and stockholders’ equity);

•	Working Capital (e.g., working capital divided by sales; days’ sales outstanding; days’ sales inventory; and days’ sales in payables);

•	Profit Margins (e.g., profits divided by revenues; gross margins and material margins divided by revenues; and material margin divided by sales pounds);

•	Liquidity Measures (e.g., debt-to-capital; debt-to-EBITDA; total debt ratio);

•	Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth; revenue growth outside the United States; gross margin and gross margin growth; material margin and material margin growth; stock price appreciation; total return to shareholders; sales and administrative costs divided by sales; and sales and administrative costs divided by profits); and

•	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: sustainable development objectives; product development; strategic partnering; research and development; vitality index; market penetration; geographic business expansion goals, cost targets; customer satisfaction; employee satisfaction; management of employment practices and employee benefits; supervision of litigation and information technology; and goals relating to acquisitions or divestitures of subsidiaries; affiliates and joint ventures.

If more than one performance measure is selected by the Committee for a plan year, the performance measures will be weighted by the Committee to reflect their relative importance to the Company in the applicable plan year. Performance measures may differ from participant to participant and from award to award.

Performance measures may be (i) based on a corporate-wide or business-unit basis, (ii) include or exclude one or more affiliates or subsidiaries, (iii) in comparison with plan, budget, or prior performance, and/or (iv) on an absolute basis or in comparison with peer-group performance.

PROPOSAL FOUR – APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE LONG TERM INCENTIVE PLAN (CONTINUED)

In establishing performance goals, the Compensation Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items, subject to any requirements under Section 162(m). The Compensation Committee may grant awards subject to performance measures that are either intended or not intended to qualify as “performance-based compensation” under Section 162(m).

The Compensation Committee may determine that performance-based awards will be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such performance-based awards. Performance goals may differ for performance-based awards granted to any one participant or to different participants. If the Compensation Committee notes that it will exclude the impact of any or all of the following events or occurrences at the time it establishes the performance goals for the relevant performance period, then the following events may be appropriately excluded, as applicable:

(a)	asset write-downs or impairment charges;

(b)	litigation or claims judgments or settlements;

(c)	the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;

(d)	accruals for reorganization and restructuring programs;

(e)	extraordinary nonrecurring items as described in the then-current accounting principles;

(f)	extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable year;

(g)	acquisitions or divestitures;

(h)	any loss from a discontinued operation as described in the then-current accounting principles and

(i)	foreign exchange gains and losses.

To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Maximum Grants under the LTIP

In each calendar year, during any part of which the LTIP is in effect, a Covered Employee may not be granted awards relating to more than 1,700,000 shares of our Common Stock, subject to adjustment as provided in the LTIP. In addition, in each calendar year, a Covered Employee may not be granted awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of our Common Stock, having a value determined on the date of grant in excess of $30,000,000. The closing price of a share of our Common Stock as of March 21, 2017 was $6.49.

The Board believes that it is in our best interests and that of our stockholders to enable us to implement compensation arrangements that qualify as fully tax-deductible performance-based compensation in the LTIP. The Board is therefore asking stockholders to approve, for Section 162(m) purposes, the material terms of the performance goals set forth above. However, stockholder approval of the LTIP is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the LTIP to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the LTIP’s performance goals for stockholder approval should not be viewed as a guarantee that we can deduct all compensation under the LTIP. Nothing in this proposal precludes us and the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

Federal Tax Aspects

The following is a summary of the general federal income tax consequences to U.S. taxpayers and us for awards granted under the LTIP. Tax consequences for any particular individual may be different.

PROPOSAL FOUR – APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE LONG TERM INCENTIVE PLAN (CONTINUED)

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

SARs. No taxable income is reportable when an SAR with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, RSUs, Performance Awards. A participant generally will not have taxable income at the time an award of restricted stock, RSUs or performance awards are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. For an award that is payable in cash, the participant will recognize ordinary income when the cash payment is made.

Medicare Surtax. Beginning in 2013, a participant’s annual net investment income, as defined in section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the Medicare Surtax). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the LTIP. Whether a participants net investment income will be subject to the Medicare Surtax will depend on the participant’ level of annual income and other factors.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the LTIP in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). In the case of grants of incentive stock options, we do not receive an income tax deduction, provided that the employee disposes of the shares after the required holding period. Special rules limit the deductibility of compensation paid to our CEO and to Covered Employees. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, we can preserve the deductibility of certain compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the LTIP, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The LTIP has been designed to permit the Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards. In addition, we may lose a tax deduction for any award that is paid in connection with a change in control and deemed to be an “excess parachute payment” within the meaning of Section 280G of the Code.

Section 409A. Section 409A of the Internal Revenue Code, or Section 409A, places certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, a change in control, or the individual’s death or disability). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

PROPOSAL FOUR – APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE LONG TERM INCENTIVE PLAN (CONTINUED)

Awards granted under the LTIP with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US WITH RESPECT TO AWARDS UNDER THE LTIP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

Because grants under the LTIP are discretionary, the benefits or amounts that may be received by or allocated to each participant are not known. However, our current compensation program for Directors described under the “Director Compensation” section above contemplates that unaffiliated non-employee Directors will be awarded stock grants on an annual basis with a value of $100,000 per year in the aggregate. Each of the seven unaffiliated non-employee Directors would receive 15,408 shares of Common Stock in fiscal year 2017 under the LTIP under the terms of the current Director compensation program and based on the closing price of a share of our Common Stock as of March 21, 2017 of $6.49.

Number of Awards Granted to Employees, Consultants and Directors

Our executive officers and Directors are eligible to receive awards under the LTIP and, accordingly, our executive officers and Directors have an interest in this proposal. The following table sets forth (i) the aggregate number of shares of our Common Stock subject to options and restricted stock units granted under the LTIP to our named executive officers and Directors during the last fiscal year and (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Weighted Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Units or Common Stock* Granted
Jenniffer D. Deckard, President and Chief Executive Officer	118,000	$2.04	107,000
Michael F. Biehl, Executive Vice President and Chief Financial Officer	152,000	$3.53	208,821
Gerald L. Clancey, Executive Vice President	72,000	$2.04	153,000
George W. Magaud, Executive Vice President	72,000	$2.04	66,000
Brian J. Richardson, Executive Vice President	72,000	$2.04	94,000
All executive officers, as a group	558,000	$2.45	694,821
All Directors who are not executive officers, as a group*	—	$—	198,296
All employees who are not executive officers, as a group	1,181,680	$2.15	810,020

*	Represents total number of shares of Common Stock received by seven unaffiliated non-employee Directors on May 4, 2017.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE FAIRMOUNT SANTROL HOLDINGS INC. 2014 LONG TERM INCENTIVE PLAN, AS AMENDED.

PROPOSAL FIVE – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for the current year. The Board recommends ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP.

The selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent auditors. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders. The affirmative vote of a majority of the shares voting on this proposal is required for ratification.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding PricewaterhouseCoopers LLP’s examination of our consolidated financial statements and records for the year ended December 31, 2016.

The decision to engage PricewaterhouseCoopers LLP was made by the Company’s Audit Committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL FIVE TO RATIFY THE AUDIT COMMITTEE’S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2016.

Independent Registered Public Accounting Firm Services and Related Fee Arrangements

During the fiscal years ended December 31, 2016 and 2015, various audit services and non-audit services were provided to the Company by PricewaterhouseCoopers LLP. Set forth below are the aggregate fees billed for these services, all of which were pre-approved by the Audit Committee, for the last two fiscal years:

Services	2016	2015
Audit Fees	$1,020,161	$2,010,745
Audit-Related Fees	$175,000	$—
Tax Services	$193,599	$115,944
All Other Fees	$—	$—
Total Fees	$1,388,760	$2,126,689

Audit Fees: Includes fees billed for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended December 31, 2016 and 2015.

Audit-Related Fees: Includes fees for assurance and related services that are traditionally performed by the auditor, including the issuance of comfort letters and consents for equity issuances.

Tax Fees: Includes fees relating to tax compliance, advice and planning billed by PricewaterhouseCoopers LLP.

In accordance with the SEC’s rules issued pursuant to the Sarbanes-Oxley Act of 2002, which require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by our independent registered public accounting firm, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent registered public accounting firm. The policy specifically pre-approves certain services up to a budgeted amount to be determined annually by the Audit Committee. All other services require Audit Committee approval on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board. Among other responsibilities specified in the charter, the Audit Committee has the sole authority to appoint, retain and where appropriate, terminate, the Company’s independent registered public accounting firm. The Audit Committee is also directly responsible for, among other things, the evaluation, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or for any related work. In addition, the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. It is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2016 Annual Report on Securities and Exchange Commission Form 10-K with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the auditor’s independence from the Company and its management, including matters in written disclosures and a letter from PricewaterhouseCoopers LLP pursuant to the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s related communications with the Audit Committee, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Securities and Exchange Commission Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of non-audit services by PricewaterhouseCoopers LLP during the 2016 fiscal year was compatible with maintaining the auditor’s independence.

As described above under the heading “Proposal Five – Ratification of Appointment of Independent Registered Public Accounting Firm,” the Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and is seeking ratification of the appointment at the Annual Meeting.

Submitted by the Audit Committee of the Board of Directors as of March 7, 2017.

Lawrence N. Schultz, Chairman

Michael C. Kearney

William P. Kelly

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Any stockholder proposal intended to be presented at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) must be received by the Company’s Secretary at its principal executive offices no later than December 7, 2017 for inclusion in the Board’s Proxy Statement and form of Proxy relating to the 2018 Annual Meeting. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal and the number of shares of Common Stock owned. If the proponent is not a stockholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the SEC.

In addition, in accordance with the By-Laws, if a stockholder intends to present a proposal (including with respect to Director nominations) at the 2018 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials for the 2018 Annual Meeting, that stockholder must deliver the proposal, along with all information relating to the proposal required by the By-Laws, to the Company’s Secretary so that it is received no earlier than January 11, 2018 and no later than February 10, 2018. If not submitted within this timeframe and containing the required information in accordance with the By-Laws, the notice would be considered untimely.

If, however, the date of the 2018 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of this year’s Annual Meeting, notice by the stockholder to be timely must be delivered no earlier than the close of business on the 120th day prior to the date of the 2018 Annual Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2018 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made by the Company.

The Board is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:

Secretary

Fairmount Santrol Holdings Inc.

8834 Mayfield Road

Chesterland, Ohio 44026

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States. You may also vote by the Internet at www.voteproxy.com or by phone at 1-800-PROXIES(1-800-776-9437). Please refer to the Proxy for more details about how you may vote.

By Order of the Board of Directors.

David J. Crandall

Secretary

April 6, 2017

Appendix A

FAIRMOUNT SANTROL HOLDINGS INC.

AMENDED AND RESTATED 2014 LONG TERM INCENTIVE PLAN

1. Purpose. The purpose of the Fairmount Santrol Holdings Inc. Amended and Restated 2014 Long Term Incentive Plan (the “Plan”) is to provide a means through which Fairmount Santrol Holdings Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company, and its Subsidiaries, and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries, rest, and whose present and potential contributions to the welfare of the Company, and its Subsidiaries, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company, and its Subsidiaries, and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Annual Incentive Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2. Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)	“Annual Incentive Award” means a conditional right granted to an Eligible Person under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year.

(b)	“Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(c)	“Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(d)	“Board” means the Company’s Board of Directors.

(e)	“Bonus Stock” means Stock granted as a bonus pursuant to Section 6(f).

(f)	“Change in Control” means any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Permitted Investors (as defined in the Credit Agreement) (i) (A) shall have acquired beneficial ownership or control of 35.0% or more on a fully diluted basis of the voting interests in the Equity Interests (as defined in the Credit Agreement) of the Company or (B) shall have acquired beneficial ownership or control of voting interests in the Equity Interests of the Company in excess of those interests owned and controlled by the Permitted Investors at such time or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board. For purposes of this Section 2(f), the provisions of section 318(a) of the Code regarding the constructive ownership of stock will apply to determine ownership of Equity Interests, to the extent applicable. In addition, for purposes of this Section 2(f) and except as otherwise provided in an Award agreement, “Company” includes (x) the Company, and (y) the entity for whom a Participant performs the services for which an Award is granted. Notwithstanding the foregoing, for purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control for purposes of such Award will mean both a Change in Control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of the Nonqualified Deferred Compensation Rules.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h)	“Committee” means the Compensation Committee of the Board.

(i)	“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of this Plan.

(j)	“Credit Agreement” means the Second Amended and Restated Credit and Guaranty Agreement, dated as of September 5, 2013, by and among Fairmount Santrol, Inc., Fairmount Minerals Holdings, Inc., Barclays Bank PLC and certain other parties thereto, as amended, restated or otherwise modified as of the Effective Date.

(k)	“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l)	“Effective Date” means the date occurring immediately prior to the effective date of the Qualifying Public Offering of Stock by the Company.

(m)	“Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o)	“Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules; or (iv) on the date of a Qualifying Public Offering of Stock, the offering price under such Qualifying Public Offering.

(p)	“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(q)	“Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(r)	“Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

(s)	“Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(t)	“Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(i) hereof.

(u)	“Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(v)	“Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(w)	“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(x)	“Qualifying Public Offering” means the initial firm commitment underwritten public offering of Stock for cash where the shares of Stock registered under the Securities Act are listed on a national securities exchange.

(y)	“Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code.

(z)	“Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(aa)	“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(bb)	“Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(cc)	“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(dd)	“Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(ee)	“Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(ff)	“Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

3. Administration.

(a)	Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of shares of Stock, as applicable Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Annual Incentive Awards, Performance Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of vesting or exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or who are Covered Employees receiving Awards that are intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code; (ix) subject to Section 10(f), terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b)

Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c)	Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(d)	Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of its affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4. Stock Subject to Plan.

(a)	Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 17,000,000 shares, and such total will be available for the issuance of Incentive Stock Options.

(b)	Application of Limitation to Grants of Awards. Subject to Section 4(e), no Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)	Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (Awards of Restricted Stock shall not be considered “delivered shares” for this purpose), will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to an Award, (ii) shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards under this Plan.

(d)	Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5. Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof. In each calendar year, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 1,700,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $30,000,000.

6. Specific Terms of Awards.

(a)	General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify or to accelerate the terms of payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.

(b)	Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i)	Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an ISO shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii)	Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii)	ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or Subsidiary corporation of the Company. Except as otherwise provided in Section 9, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(iv)	Prohibition on Repricing of Stock Options. Except as permitted under Sections 9(b) and (c) of the Plan, the terms of any outstanding Option may not be amended without the approval of the Company’s stockholders to reduce the exercise price of such outstanding Option or to cancel such outstanding Option in exchange for cash, other Awards, or an Option or SAR with an exercise price or base price that is less than the exercise price of the original Option.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)	Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)	Rights Related to Options. An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A)	An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(B)	Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1)	the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by

(2)	the number of shares as to which that SAR has been exercised.

(iii)	Right Without Option. An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the SAR, which Award agreement shall comply with the following provisions:

(A)	Each Award agreement shall state the total number of shares of Stock to which the SAR relates.

(B)	Each Award agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

(C)	Each Award agreement shall state the date at which the SARs shall expire if not previously exercised.

(D)	Each SAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(1)	the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by

(2)	the number of shares as to which the SAR has been exercised.

(iv)	Terms. Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

(v)	Prohibition on Repricing of SARs. Except as permitted under Sections 9(b) and (c) of the Plan, the terms of any outstanding SAR may not be amended without the approval of the Company’s stockholders to reduce the base price of such outstanding SAR or to cancel such outstanding SAR in exchange for cash, other Awards, or an Option or SAR with an exercise price or base price that is less than the base price of the original SAR.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)	Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee and specified in the applicable Award agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units, which are rights to receive Stock or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to Eligible Persons, subject to the following terms and conditions:

(i)	Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)	Dividend Equivalents. Unless otherwise determined by the Committee at date of grant and specified in the applicable Award agreement, Dividend Equivalents granted with respect to an Award of Restricted Stock Units shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which the dividends accrue.

(f)	Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)	Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)	Other Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such other Stock-Based Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

(a)	Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the agreement controlling such Award.

(b)

Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or any of its Subsidiaries, or of any business entity to be acquired by the Company or any of its Subsidiaries, or any other right of an Eligible Person to receive payment from the Company or any of its Subsidiaries. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under this Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Subsidiaries.

(c)	Term of Awards. Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(d)	Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(f) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company and shall be made pursuant to the Nonqualified Deferred Compensation Rules. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e)	Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(f)	Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee (a “Non-Competition Agreement”); provided, however, to the extent a legally binding right to an Award within the meaning of the Nonqualified Deferred Compensation Rules is created with respect to a Participant, the Non-Competition Agreement must be entered into by such Participant within 30 days following the creation of such legally binding right.

8. Performance and Annual Incentive Awards.

(a)	Performance Conditions. The right of an Eligible Person to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

(b)	Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i)

Performance Goals Generally. The Compensation Committee may determine that performance-based awards will be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such performance-based awards. Performance goals may differ for performance-based awards granted to any one participant or to different participants. If the Compensation Committee notes that it will exclude the impact of any or all of the following events or occurrences at the time it establishes the performance goals for the relevant performance period, then the following events may be appropriately excluded, as applicable:

(A)	asset write-downs or impairment charges;

(B)	litigation or claims judgments or settlements;

(C)	the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;

(D)	accruals for reorganization and restructuring programs;

(E)	extraordinary nonrecurring items as described in the then-current accounting principles;

(F)	extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable year;

(G)	acquisitions or divestitures;

(H)	any loss from a discontinued operation as described in the then-current accounting principles and

(I)	foreign exchange gains and losses.

To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(ii)	Business and Individual Performance Criteria

(A)	Business Criteria. The Compensation Committee may use performance objectives based on one or more measures. Specific performance goals may be based on:

(1)	Profits (e.g., operating income; earnings; earnings before interest, taxes, depreciation, and amortization (“EBITDA”); EBITDA before non-cash stock-based compensation and other adjustments (“Adjusted EBITDA”); earnings before taxes; net income; earnings per share; residual or economic earnings; economic profit; performance profit (operating income minus an allocated charge approximating the Company’s cost of capital));

(2)	Cash flow (e.g., free cash flow; free cash flow with or without specific capital expenditure target or range; including or excluding divestments and/or acquisitions; total cash flow; cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(3)	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and stockholders’ equity);

(4)	Working capital (e.g., working capital divided by sales; days’ sales outstanding; days’ sales inventory; and days’ sales in payables);

(5)	Profit margins (e.g., Profits divided by revenues; gross margins and material margins divided by revenues; and material margin divided by sales pounds);

(6)	Liquidity measures (e.g., debt-to-capital; debt-to-EBITDA; total debt ratio);

(7)	Sales growth, gross margin growth, cost initiative and stock price metrics (e.g., revenues, revenue growth; revenue growth outside the United States; gross margin and gross margin growth; material margin and material margin growth; stock price appreciation; total return to shareholders; sales and administrative costs divided by sales; and sales and administrative costs divided by profits); and

(8)	Strategic initiative key deliverable metrics consisting of one or more of the following: sustainable development objectives; product development; strategic partnering; research and development; vitality index; market penetration; geographic business expansion goals, cost targets; customer satisfaction; employee satisfaction; management of employment practices and employee benefits; supervision of litigation and information technology; and goals relating to acquisitions or divestitures of subsidiaries; affiliates and joint ventures.

If more than one performance measure is selected by the Committee for a plan year, the performance measures will be weighted by the Committee to reflect their relative importance to the Company in the applicable plan year. Performance measures may differ from participant to participant and from award to award.

Performance measures may be (i) based on a corporate-wide or business-unit basis, (ii) include or exclude one or more affiliates or subsidiaries, (iii) in comparison with plan, budget, or prior performance, and/or (iv) on an absolute basis or in comparison with peer-group performance.

In establishing performance goals, the Compensation Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items, subject to any requirements under Section 162(m). The Compensation Committee may grant awards subject to performance measures that are either intended or not intended to qualify as “performance-based compensation” under Section 162(m).

(B)	Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv)	Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v)	Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)	Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c). For purposes of clarity, the Committee shall also have the discretion to grant fully discretionary cash bonuses and cash awards to Eligible Persons that are not contingent upon the achievement of any preestablished performance goals, whether or not such individuals are likely to be classified as Covered Employees, so long as the award granted is not intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code.

(i)	Potential Annual Incentive Awards. Not later than the end of the 90th day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. The amount potentially payable, with respect to Annual Incentive Awards, shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee.

(ii)	Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(iii)	Payout of Annual Incentive Awards. After the end of each applicable year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (A) the amount of the potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

(d)	Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to and final settlement of Performance Awards under Section 8(b), the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards, the achievement of performance goals relating to and final settlement of Annual Incentive Awards under Section 8(c) shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e)	Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to Persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Eligible Person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a Person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption of any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. Notwithstanding anything to the contrary in this Section 8(e) or elsewhere in this Plan, the Company intends to rely on the transition relief set forth in Treasury Regulation § 1.162-27(f), and hence the deduction limitation imposed by section 162(m) of the Code will not be applicable to the Company until the earliest to occur of (i) the material modification of the Plan within the meaning of Treasury Regulation § 1.162-27(h)(1)(iii); (ii) the issuance of the number of shares of Stock set forth in Section 4(a); or (iii) the first meeting of shareholders of the Company at which directors are to be elected that occurs after December 31, 2017 (the “Transition Period”), and during the Transition Period, Awards to Covered Employees shall only be required to comply with the limitations in Section 5 and the transition relief described in this Section 8(e).

9. Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)	Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of section 409A of the Code and the regulations and other guidance promulgated thereunder.

(b)	Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)

If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)	If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock for the Plan or available in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)	Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv)	Adjustments under Sections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c)	Corporate Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(d)	Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(e)	Change in Control. Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively “Grants”) or other Awards held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate; (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to shares both for which the Awards are exercisable and/or vested and not exercisable and/or vested) and pay (A) to each holder of a vested and/or exercisable Option or SAR, an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(f) (the “Change in Control Price”) for the shares subject to such Grants, over the Exercise Price(s) under such Grants for such shares (except that to the extent the Exercise Price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant), (B) to each holder of a vested Restricted Share or a vested Restricted Stock Unit, an amount of cash per share equal to the Change in Control Price, or (C) to each holder of any unvested and/or unexercisable Award, no amount of cash or any other consideration; (iii) provide for the assumption or substitution or continuation of Awards by the successor company or a parent or subsidiary of the successor company; or (iv) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(f)

Change in Control Price. The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 9(f), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(f) or in Section 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(g)	Impact of Corporate Events on Awards Generally. In the event of a Change in Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof, or the cancelation of Awards either with or without consideration. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(h)	Joinder Agreement. Notwithstanding anything to the contrary contained herein or in an applicable Award agreement, in the event of a Change in Control or other change in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of an Award that, pursuant to the terms and conditions of the Award, causes an acceleration of vesting or lapse of restrictions of such Award or otherwise causes accelerated settlement of such Award, the Participant shall be required to execute a joinder or other similar agreement to the definitive agreement that causes such treatment to the extent such definitive agreement requires such Participant to execute such an agreement.

10. General Provisions.

(a)	Transferability.

(i)	Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Options or SARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or SAR and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(b)(i).

(ii)	Qualified Domestic Relations Orders. An Option, Stock Appreciation Right, Restricted Stock Unit Award, Restricted Stock Award or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)	Other Transfers. Except as expressly permitted by Sections 10(b)(i) and 10(b)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)

Effect of Transfer. Following the transfer of any Award as contemplated by Sections 10(b)(i), 10(b)(ii) and 10(b)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)	Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Sections 10(b)(i), 10(b)(ii) or 10(b)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi)	Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(b) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b)	Taxes. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c)	Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d)	Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e)	Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f)	Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g)	Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)	Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i)	Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j)	Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Award or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k)	Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such Award to comply with the Nonqualified Deferred Compensation Rules and such Award should be interpreted accordingly. Neither this Section 10(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such.

(l)	Clawback. This Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.

(m)	Plan Effective Date and Term. No Awards may be granted under this Plan on and after the tenth anniversary of the Effective Date.

Annual Meeting of Stockholders

May 11, 2017 at 1:30 p.m., Eastern Time

Fairmount Santrol Holdings Inc.

Corporate Headquarters

8834 Mayfield Road, Chesterland, OH 44026

Directions & Map

Directions from Downtown:

Take I-90 E toward OH-2

Keep right to take I-90 E toward I-271 S/Erie PA.

Take the I-271 S exit, EXIT 188, toward Columbus.

Merge onto I-271 (LOCAL) S.

Merge onto US-322 E/Mayfield Rd via EXIT 34 toward Gates Mills.

8834 MAYFIELD RD is on the left.

Directions from CLE Airport:

Merge onto I-480N E via EXIT 26 on the left toward I-271 N/US-422/Erie PA/Warren.

Take the I-271 N exit on the left toward I-90/Erie PA.

Merge onto I-271 (EXPRESS) N.

Merge onto I-271 (LOCAL) N/Outerbelt East Fwy N toward US-322/Mayfield Rd/Wilson Mills Rd.

Merge onto Mayfield Rd/US-322 E via EXIT 34 toward Gates Mills.

8834 MAYFIELD RD is on the left.

0

FAIRMOUNT SANTROL HOLDINGS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS ON THE REVERSE SIDE

The undersigned hereby appoints Michael F. Biehl and David J. Crandall, and each of them, as Proxy holders, with full power of substitution, to appear and vote as designated on the reverse side all the shares of Common Stock of Fairmount Santrol Holdings Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters, located at 8834 Mayfield Road, Chesterland, Ohio, on Thursday, May 11, 2017, at 1:30 p.m., Eastern Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

IF A SIGNED PROXY CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON THE REVERSE SIDE, SAID SHARES OF COMMON STOCK WILL BE VOTED “FOR” THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” PROPOSALS TWO AND FOUR, AND FOR “ONE YEAR” FOR PROPOSAL THREE.

SPECIAL INSTRUCTIONS FOR

PARTICIPANTS IN THE FAIRMOUNT MINERALS, LTD. RETIREMENT SAVINGS PLAN

If applicable, as a participant and “named fiduciary” in the Fairmount Minerals, Ltd. Retirement Savings Plan, or 401(k) Plan, this form also serves as voting instructions to Fidelity Management Trust Company, as Trustee for shares held in the 401(k) Plan. The Trustee will vote the shares represented by this Proxy Card that is properly completed, signed, and received by the Trustee before 12:00 noon, Eastern Time, on Monday, May 8, 2017 (the “cut-off date”). Please note that if this Proxy Card is not properly completed and signed, or if it is not received by the Trustee as indicated above, shares allocated to a participant’s account will not be voted.

(Continued and to be signed on the reverse side.)

1.1	14475

ANNUAL MEETING OF STOCKHOLDERS OF

FAIRMOUNT SANTROL HOLDINGS INC.

May 11, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice and Proxy Statement is available on our investor relations website

(http://investors.fairmountsantrol.com/investor-relations/default.aspx)

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

20430403030000001000 7	051117

THE FAIRMOUNT SANTROL HOLDINGS INC. BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES,

FOR PROPOSALS 2 AND 4 AND EVERY ONE YEAR FOR PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:				2.	Advisory vote to approve executive compensation	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Michael G. Fisch O Charles D. Fowler O Matthew F. LeBaron O Lawrence N. Schultz
					EVERY 1 YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN
				3.	Advisory vote on the frequency of future advisory votes to approve executive compensation ☐	☐	☐	☐
						FOR	AGAINST	ABSTAIN
				4.	Approval of the material terms of the performance goals under the Fairmount Santrol Holdings Inc. 2014 Long Term Incentive Plan, as amended	☐	☐	☐
						FOR	AGAINST	ABSTAIN
				5.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				Note: If any other matters properly come before the Annual Meeting or any adjournment thereof, the Proxy holders will vote the shares represented by this Proxy in their discretion.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulI title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

FAIRMOUNT SANTROL HOLDINGS INC.

May 11, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

If you are a participant in the Fairmount Minerals, Ltd. Retirement Savings Plan, or 401(k) Plan, your vote must be received before 12:00 noon, Eastern Time, on Monday, May 8, 2017, to be counted in the final tabulation. Otherwise, your telephone, Internet or mail vote must be received by 6:00 a.m., Eastern Time, on May 11, 2017, to be counted in the final tabulation.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice and Proxy Statement is available on our investor relations website (http://investors.fairmountsantrol.com/investor-relations/default.aspx)

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

20430403030000001000 7	051117

THE FAIRMOUNT SANTROL HOLDINGS INC. BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES,

FOR PROPOSALS 2 AND 4 AND EVERY ONE YEAR FOR PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:				2.	Advisory vote to approve executive compensation	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Michael G. Fisch O Charles D. Fowler O Matthew F. LeBaron O Lawrence N. Schultz
					EVERY 1 YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN
				3.	Advisory vote on the frequency of future advisory votes to approve executive compensation ☐	☐	☐	☐
						FOR	AGAINST	ABSTAIN
				4.	Approval of the material terms of the performance goals under the Fairmount Santrol Holdings Inc. 2014 Long Term Incentive Plan, as amended	☐	☐	☐
						FOR	AGAINST	ABSTAIN
				5.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				Note: If any other matters properly come before the Annual Meeting or any adjournment thereof, the Proxy holders will vote the shares represented by this Proxy in their discretion.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulI title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.